CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

Execution Copy

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement” or this “Agreement”) is made as of this 19th day of April, 2013 (the “Signing Date”), by and between Mortgage Guaranty Insurance Corporation (“MGIC”), and  Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”).  Each of MGIC and Bank of America is referred to herein as a “Party” and are collectively referred to herein as the “Parties.”  Countrywide Home Loans, Inc. (“CHL”) is a party to this Settlement Agreement only to the extent specified in this Settlement Agreement.  Capitalized terms have the meanings given them in Section 1.

RECITALS

WHEREAS, MGIC issued mortgage insurance policies on the Subject Loans;

WHEREAS, on or about December 17, 2009, CHL and Bank of America initiated the Litigation Action in San Francisco Superior Court (“Superior Court”) against MGIC;

WHEREAS, on or about January 19, 2010, MGIC removed the Litigation Action to the United States District Court for the Northern District of California (“District Court”);

WHEREAS, on or about February 24, 2010, MGIC initiated the Arbitration Action before the American Arbitration Association against CHL and Bank of America (as successor to Servicing);

WHEREAS, on or about March 16, 2010, CHL and Bank of America (on behalf of itself and as successor to Countrywide Bank and Servicing), filed a counterclaim against MGIC in the Arbitration Action;

WHEREAS, on or about March 30, 2010, the District Court granted CHL and Bank of America’s motion to remand the Litigation Action to the Superior Court;

WHEREAS, on or about March 31, 2010, MGIC moved to stay the District Court’s order of remand pending appeal to the United States Court of Appeals for the Ninth Circuit (“Ninth Circuit”), Case No. 10-15996;

WHEREAS, on or about April 27, 2010, MGIC timely appealed to the Ninth Circuit from the District Court's order granting CHL and Bank of America’s motion to remand;

WHEREAS, on or about May 4, 2010, the District Court denied MGIC’s motion to stay the order of remand pending appeal to the Ninth Circuit;

WHEREAS, on or about October 13, 2010, the Superior Court granted MGIC’s motion to stay the action in state court pending a final ruling in the Ninth Circuit;

WHEREAS, on or about January 17, 2011, MGIC filed its Answer and Counterclaims to Respondents’ Counterclaims in the Arbitration Action;

WHEREAS, on or about June 15, 2011, the Ninth Circuit reversed the District Court’s remand order;

WHEREAS, on or about October 18, 2011, the District Court granted MGIC’s motion to stay the Litigation Action in federal court pending arbitration;

WHEREAS, each of the Parties acknowledges that absent this Settlement Agreement, the Parties would continue to prosecute or defend their positions related to the Mortgage Insurance Dispute, including in the Arbitration Action and the Litigation Action;

WHEREAS, except as set forth in this Settlement Agreement, the Parties now desire to limit the expense, inconvenience, and distraction of litigation, including in the Arbitration Action and the Litigation Action, and wish to resolve their claims and differences related to the Mortgage Insurance Dispute;

WHEREAS, the Parties will submit this Settlement Agreement to the GSEs for approval and, unless terminated, this Settlement Agreement will be implemented as of the Initial Implementation Date; and

WHEREAS, neither Party, by entering into this Settlement Agreement, admits the accuracy of any position advanced by any other Party.

NOW, THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the promises and the other matters contained herein, the Parties agree as follows:

AGREEMENT

1.             Definitions.

The following definitions govern this Settlement Agreement:

(a)
“Affiliate” means, with respect to each of MGIC, Bank of America, and CHL, each of those entities listed on Exhibit 21 to the annual report on Form 10-K most recently filed with the United States Securities and Exchange Commission in the case of MGIC, by MGIC Investment Corporation, a Wisconsin corporation, and in the case of Bank of America and CHL, by Bank of America Corporation, a Delaware corporation.

(b)
“ADR Procedure” means the alternative dispute resolution procedure set forth in Section 11(b) with respect to any dispute arising out of an Exclusion applied by MGIC with respect to one or more Covered Loans.

(c)
“Applicable Reduction” means a ten percent (10%) reduction of the Contested Notices Amount on the last day of each calendar quarter, beginning on the last day of the first calendar quarter following the Initial Implementation Date and ending when the Contested Notices Amount is reduced to or below zero; provided that a reduction shall occur only (i) if the OCI has not initiated and is not pursuing an action as contemplated by Section 12(b) during the applicable calendar quarter, or (ii) if the OCI initiated such action, (A) as of the last day of such calendar quarter the OCI either has discontinued or has informed MGIC that it is not pursuing such action, or (B) a final court order has been entered dismissing such action with prejudice.  If clause (ii) of the preceding sentence should apply, then the Contested Notices Amount shall be reduced by the Applicable Reduction for that quarter and for each previous quarter in which the Applicable Reduction was not applied.

(d)
“Arbitration Action” means the arbitration proceeding captioned Mortgage Guaranty Insurance Corporation v. Countrywide Home Loans, Inc., et al., American Arbitration Association, Case No. 51 148 Y 00398 10.

(e)	“Bank of America” means Bank of America, N.A., as set forth in the Preamble.

(f)
“Bank of America Released Parties” means Bank of America, each of its Affiliates, and each of Bank of America’s and its Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(g)
“Bank of America Releasors” means Bank of America, each of its Affiliates, and each of Bank of America’s and its Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(h)
“Bank of America Share” means, with respect to any Covered Loan that is a Class 1 GSE Loan, the product of (x) 1 minus [***] and (y) the Loss with respect to the Perfected Claim on such Covered Loan, provided that if the proviso in the definition of Settlement Percentage Claim Payment applies to such Covered Loan, the Bank of America Share shall be [***].

(i)	“Bank of America Share Report” means each loan report in the form of Exhibit M, to be delivered pursuant to Section 3(e).

(j)	“Category” means each of the following as a separate group: (i) Class 1 GSE Loans; (ii) HFI Loans; and (iii) Class 2 GSE Loans.

(k)
“Causes of Action” means all claims, damages, demands, proceedings, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses (including, but not limited to, attorneys’ fees and costs associated with any court or administrative proceedings), judgments, orders and liabilities, of any kind whatsoever, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, certain or speculative, and whether concealed or hidden, which have existed, may have existed, or do exist.

(l)	“CHL” means Countrywide Home Loans, Inc. as set forth in the Preamble.

(m)
“CHL Released Parties” means CHL, each of its Affiliates, and each of CHL’s and its Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(n)
“CHL Releasors” means CHL, each of its Affiliates, and each of CHL’s and its Affiliates’ respective predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(o)	“Claim” has, with respect to any Subject Loan, the meaning set forth in the applicable Master Policy.

(p)	“Claim Group” means one or more disputed claims but not in excess of fifteen (15) disputed claims.

(q)	“Class 1 GSE Loans” means those loans identified as Class 1 GSE Loans on any of Schedules 1 through 9.

(r)	“Class 2 GSE Loans” means those loans identified as Class 2 GSE Loans on any of Schedules 1 through 9.

(s)
“Confidential Information” means the content of this Settlement Agreement that is nonpublic, the negotiation of this Settlement Agreement, and any discussions or information (written or oral) exchanged during the Arbitration Action, the Litigation Action, or any dispute resolution pursuant to Section 11, including any written decision or award issued by any arbitrator described in Section 11.  Confidential Information does not include information that (i) was or becomes generally available to the public, other than as a result of a disclosure by a Party or a representative of a Party in violation of the provisions of Section 16, or (ii) becomes available to a Party on a non-confidential basis from an independent source which is not bound by any obligation to keep such Confidential Information confidential.

(t)
“Contested Notices Amount” means an amount calculated as of the Initial Implementation Date equal to (x) the sum of all of the Claim benefit amounts of the Past Coverage Determination Loans less (y) the sum of (i) the amount of the Settlement Payment and (ii) the aggregate amount of the premium refund checks associated with the Past Coverage Determination Loans.

(u)	“Countrywide Bank” means Countrywide Bank FSB, formerly Treasury Bank as set forth in the Preamble.

(v)
“Coverage Rescission” means a rescission or denial of coverage under an applicable Master Policy by reason of any fact, event or circumstance other than a fact, event or circumstance which is the basis for an Exclusion.

(w)
“Covered Loans” means (i) those loans that have coverage in-force as of December 31, 2012, or coverage was in-force prior to a default that existed as of December 31, 2012, listed on Schedule 1 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b), including, for the avoidance of doubt, the Pending Rescission Loans, and (ii) the Recently Rescinded Loans.

(x)
“Current Liability Amount” means an amount calculated as of the date the OCI files a court complaint in an action that seeks an order of the type referred to in Section 12(b) equal to (x) the Contested Notices Amount less (y) all Applicable Reductions.

(y)	“Curtailment” means any reduction or correction by MGIC to some portion of a payment of a Claim on a Subject Loan based on alleged loan servicing-related conduct.

(z)	“Denial Settlement Payment” means the amount of [***], to be deposited to the Escrow Accounts by MGIC as set forth in Section 2(a), and disbursed as set forth in Section 8.

(aa)	“Disclosee” means the Party from whom the disclosure of Confidential Information is sought by any nonparty as described in Section 16(b).

(bb)
“Dispute” means any dispute between the Parties arising under or relating to this Settlement Agreement that does not involve (i) an Exclusion to be resolved pursuant to the ADR Procedure set forth in Section 11(b), (ii) enforcement of an arbitral decision rendered pursuant to Section 11(b), 11(c), or 11(d), (iii) any Curtailment, or (iv) a Payment Dispute.

(cc)	“District Court” means the United Stated District Court for the Northern District of California as set forth in the Recitals.

(dd)	“DPO” means any OCI administrative order under which MGIC may be operating after the Initial Implementation Date that requires MGIC to pay Claims in part by deferred payment obligations.

(ee)	“Escrow Account” means each of the escrow accounts to be established pursuant to Section 2(c).

(ff)	“Escrow Agreement” means an escrow agreement in the form of Exhibit H with U.S. Bank National Association, or other escrow agent mutually agreed by the Parties.

(gg)
“Exclusion” means a basis to either rescind coverage or deny a Claim or coverage under an applicable Master Policy for a Covered Loan if, and only if, the applicable Master Policy provision permitting such rescission or denial is specified on Exhibit F.

(hh)
“GSE/HFI Loans” means, collectively, those loans that are designated as Class 1 GSE Loans, HFI Loans, or Class 2 GSE Loans on any of Schedules 1 through 9, which include loans sold to the GSEs by CHL or held in portfolio by Bank of America.

(ii)	“GSEs” means the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”).

(jj)	“HFI Loans” means those loans that are designated as HFI Loans on any of Schedules 1 through 9, which include loans that are held in portfolio by Bank of America.

(kk)
“Indemnified Party” means each of MGIC and its Affiliates, on the one hand, and Bank of America and its Affiliates and/or CHL and its Affiliates (with respect to CHL and its Affiliates, solely as and to the extent that CHL is a counterparty to MGIC under this Agreement), on the other hand, which shall be indemnified, defended and held harmless by the other Party as set forth in this Agreement.

(ll)
“Indemnifying Party” means each of MGIC, on the one hand, and Bank of America and/or CHL (with respect to CHL, solely as and to the extent that CHL is a counterparty to MGIC under this Agreement), on the other hand, which shall indemnify, defend and hold harmless the other Party and its Affiliates as set forth in this Agreement.

(mm)
“Initial Implementation Date” means a date mutually agreed upon by the Parties that occurs on the last day of a month no later than ninety (90) days after the entry of orders dismissing the Arbitration Action as to the GSE/HFI Loans pursuant to Section 6(d).

(nn)
“Litigation Action” means the action currently captioned Countrywide Home Loans, Inc., et al. v. Mortgage Guaranty Insurance Corporation, United States District Court for the Northern District of California, Case No. CV 10-00233 JSW, on removal from San Francisco Superior Court Case No. CGC-09-495278.

(oo)	“Loss” has, with respect to any Subject Loan, the meaning set forth in the applicable Master Policy, including corrections and curtailments, and for the avoidance of doubt, Curtailments.

(pp)
“Master Policy” means, with respect to any Subject Loan, the applicable mortgage guaranty master policy (Form #71-7135, 71-70283, or 71-70276) and all applicable endorsements under which MGIC provided primary mortgage guaranty insurance on the Subject Loan, and the related certificate issued under any Master Policy.

(qq)	“MGIC” means Mortgage Guaranty Insurance Corporation as set forth in the Preamble.

(rr)	“MGIC Account” means the demand deposit account established and maintained by Bank of America at Bank of America pursuant to Section 10(d).

(ss)
“MGIC Released Parties” means MGIC, each of its Affiliates, and each of MGIC’s and its Affiliates’ predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(tt)
“MGIC Releasors” means MGIC, each of its Affiliates, and each of MGIC’s and its Affiliates’ predecessors, successors, and assigns, and all of their respective shareholders, directors, officers, employees and agents.

(uu)	“Monthly Loan Report” means each reconciliation loan report to be delivered by MGIC pursuant to Section 3(a).

(vv)
“Mortgage Insurance Dispute” means all Causes of Action related to the Subject Loans arising from, under, or in connection with, or otherwise related in any way to, (i) mortgage insurance coverage provided by MGIC with respect to the Subject Loans and (ii) [***], including, for the avoidance of doubt, those Causes of Action at issue between the Parties in the Arbitration Action and the Litigation Action; provided that the Mortgage Insurance Dispute does not include any Causes of Action or defenses related to any Curtailments.

(ww)	“Ninth Circuit” means the United States Court of Appeals for the Ninth Circuit as set forth in the Recitals.

(xx)	“Neutral” has the meaning set forth in Section 11(d).

(yy)	“OCI” means the Wisconsin Office of the Commissioner of Insurance.

(zz)
“Party” and “Parties” means MGIC and Bank of America as set forth in the Preamble, except that the term “Party” or “Parties” as used in Sections 4(a), 6(c), (11)(c), 11(e), 16, 17, and 19 shall include CHL.

(aaa)
“Past Coverage Determination Loans” means loans for which MGIC rescinded or denied coverage before November 1, 2011, listed on Schedule 2 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(bbb)
“Past Paid Loans” means loans for which MGIC made Claim benefit payments prior to November 1, 2011, listed on Schedule 5 as of the Signing Date, as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(ccc)	“Payment Dispute” has the meaning set forth in Section 11(d).

(ddd)
“Pending Rescission Loans” means loans for which MGIC has made a determination to rescind coverage, but which rescission has not been processed, after October 31, 2011, as listed on Schedule 8 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(eee)	“Perfected Claim” means a Claim that is perfected pursuant to Section 10(a)(ii), Section 10(b)(i), or Section 10(c)(i) or Section 10(c)(ii), as applicable.

(fff)
“Premium Refund Credit” means, with respect to the HFI Loans and the Class 2 GSE Loans, an amount identified in Section 2(a)(ii)(A) or Section 2(a)(iii)(A) as the premium refund and escheated premium deductions with respect to that Category.

(ggg)
“Recently Denied Loans” means the loans for which MGIC denied Claims after October 31, 2011 and on or prior to December 31, 2012, listed on Schedule 9 as of the Signing Date, as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(hhh)
“Recently Paid Loans” means the loans for which MGIC has paid Claims for the period after October 31, 2011, listed on Schedule 3 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(iii)
“Recently Rescinded Loans” means the loans for which MGIC rescinded coverage after October 31, 2011, listed on Schedule 4 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(jjj)
“Reimbursement Amount” means, as to the Class 2 GSE Loans, the product of (x) one minus the Settlement Percentage and (y) the aggregate amount of Recently Paid Loans for the Class 2 GSE Loans, calculated as of the Initial Implementation Date.

(kkk)
“Reimbursement Payment” means, for Class 1 GSE Loans and HFI Loans that are Recently Paid Loans, the amount of [***], to be deposited to the Escrow Accounts by Bank of America as set forth in Section 2(b), and disbursed as set forth in Section 8.

(lll)
“Reinstatement Loans” means the Class 1 GSE Loans that will be reinstated by MGIC in partial consideration, among other things, of Bank of America’s release of MGIC with respect to the Past Coverage Determination Loans, listed on Schedule 6 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(mmm)	“Required Consents” means written consents from the GSEs and the interpretive letter from the OCI, in each case pursuant to Section 4(a).

(nnn)
“Resolved Covered Loan” means each Covered Loan for which: (i) MGIC made a Settlement Percentage Claim Payment and Bank of America has waived, pursuant to Section 11(b)(ii)(A), its ability to invoke the ADR Procedure; or (ii) there has been a final decision pursuant to Section 11(b)(ii)(I) under the ADR Procedure, and the Party for whose benefit the decision made an award has obtained, or could have obtained if sought, full satisfaction of such award.

(ooo)	“Servicing” means Bank of America, as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP, as set forth in the Preamble.

(ppp)
“Settlement Payment” means the amount of [***] (calculated by the amount of [***] less [***] (the aggregate amount of the premium refund checks associated with Class 1 GSE Loans and the applicable Premium Refund Credit with respect to the HFI Loans and the Class 2 GSE Loans, and the premium refunds that have escheated to the states pursuant to applicable law with respect to all Categories)), to be deposited to the Escrow Accounts by MGIC as set forth in Section 2(a), and disbursed as set forth in Section 8.

(qqq)	“Settlement Percentage” means [***] with respect to each of the GSE/HFI Loans for, among other things, payment of Perfected Claims pursuant to Section 10(c).

(rrr)
“Settlement Percentage Claim Payment” means, with respect to any Covered Loan, the product of (x) the Settlement Percentage and (y) the Loss with respect to an applicable Perfected Claim; provided that if MGIC exercises the property acquisition settlement option permitted by the applicable Master Policy, the Settlement Percentage Claim Payment shall be the Loss, reduced by an amount equal to the product of (x) 1 minus the  Settlement Percentage and (y) what the Loss would have been if MGIC had exercised the “percentage guaranty option,” as defined in the applicable Master Policy (such product is the “Reduced Amount”).  Illustrative examples of the calculation of the Settlement Percentage Claim Payment are provided on Exhibit N.

(sss)	“Signing Date” means the date this Settlement Agreement is made, as specified in the Preamble to this Settlement Agreement.

(ttt)	“Statutory Statements” has the meaning given in Section 19(k)(ii) of this Settlement Agreement.

(uuu)
“Subject Loan” means each of the loans designated on any of Schedules 1 through 9 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).

(vvv)	“Subject Loan Report” means each loan report in the form of Exhibit I, to be delivered pursuant to Section 3(d).

(www)	“Superior Court” means the San Francisco Superior Court as set forth in the Recitals.

(xxx)
“Transfer Period” means the period beginning on the date of the last transfer of any portion of the Settlement Payment and the Denial Settlement Payment to the Escrow Accounts by MGIC under Section 2(a) and ending on the date that is four (4) months later, with the understanding that the intent of the Parties is that the “time of transfer” or “transfer” of the Settlement Payment and the Denial Settlement Payment for purposes of Wisconsin Statute section 645.54 shall be such deposit of the Settlement Payment and the Denial Settlement Payment into the Escrow Accounts under Section 2(a).

(yyy)
“True-Up Loans” means Pending Rescission Loans that will be rescinded, and/or Recently Rescinded Loans that will remain rescinded, to compensate MGIC for the Reimbursement Amount pursuant to Section 7(b)(i), listed on Schedule 7 as of the Signing Date, as updated pursuant to Section 3(a), and as finalized with respect to the Initial Implementation Date pursuant to Section 3(b).  Only Class 2 GSE Loans may be designated as True-Up Loans.

(zzz)
“Unresolved Covered Loan” means each Covered Loan for which (i) MGIC has not made a determination of coverage; (ii) MGIC has provided written notice of an Exclusion with respect to such Covered Loan, and Bank of America has given MGIC written notification of a dispute pursuant to Section 11(b), Bank of America has not waived, pursuant to Section 11(b)(ii)(A), its ability to invoke the ADR Procedure, and there has not been a final decision or other final resolution, by the passage of time or otherwise, under the ADR Procedure pursuant to Section 11(b)(ii)(I); or (iii) there has been a final decision under the ADR Procedure, but the Party for whose benefit the decision made an award has sought but has not obtained full satisfaction of such award pursuant to the ADR Procedure.

2.	Settlement Payment, Denial Settlement Payment, and Reimbursement Payment; Establishing Escrow; Effect of Deposits into Escrow Accounts; Security Interest.

(a)
MGIC’s Deposit of the Settlement Payment and the Denial Settlement Payment into Escrow.  MGIC shall, within five (5) business days of the Signing Date, deposit the Settlement Payment and the Denial Settlement Payment in immediately available funds into one of the Escrow Accounts.  The Settlement Payment and the Denial Settlement Payment shall be allocated as follows:

(i)	As to Class 1 GSE Loans:

(A)
[***] (applicable Settlement Payment after deductions) (calculated by:  [***] (applicable Settlement Payment before deductions) less [***] (the sum of premium refund checks and premium refunds that have escheated to the states pursuant to applicable law)); and

(B)	[***] (applicable Denial Settlement Payment);

(ii)	As to HFI Loans:

(A)
[***] (applicable Settlement Payment after deductions) (calculated by:  [***] (applicable Settlement Payment before deductions) less [***] (the sum of the applicable Premium Refund Credit and those premium refunds that have escheated to the states pursuant to applicable law)); and

(B)	[***] (applicable Denial Settlement Payment); and

(iii)	As to Class 2 GSE Loans:

(A)
[***] (applicable Settlement Payment after deductions) (calculated by:  [***] (applicable Settlement Payment before deductions) less [***] (the sum of the applicable Premium Refund Credit and those premium refunds that have escheated to the states pursuant to applicable law)); and

(B)	[***] (applicable Denial Settlement Payment).

(iv)
MGIC’s deposit of the Settlement Payment and the Denial Settlement Payment may be transferred in multiple wire transfers to the applicable Escrow Account, provided that each wire transfer shall indicate, with respect to each of the Settlement Payment and the Denial Settlement Payment, (A) the Category or Categories of loans and (B) the breakdown of the transfer among each Category.

(v)	The Settlement Payment and the Denial Settlement Payment shall be disbursed pursuant to Section 8.

(vi)
For the avoidance of doubt, Bank of America shall be entitled to retain the funds attributable to all premium refund checks with respect to Past Coverage Determination Loans; provided that the amount of the premium refunds related to Class 1 GSE loans as referenced in Section 2(a)(i)(A) shall be deducted from the Settlement Payment pursuant to Section 2(a)(i)(A) and the Premium Refund Credits shall be deducted from the Settlement Payment pursuant to Sections 2(a)(ii)(A) and 2(a)(iii)(A).  MGIC shall be entitled to a credit against the Settlement Payment for any additional premium refunds with respect to Past Coverage Determination Loans that escheat to the states pursuant to applicable law after December 31, 2012.  The Parties agree to cooperate with each other in good faith to avoid the escheatment of premium refunds after the Signing Date.

(b)
Bank of America’s Deposit of the Reimbursement Payment into Escrow.  Bank of America shall, within five (5) business days of the Signing Date, deposit the Reimbursement Payment in immediately available funds into the second of the Escrow Accounts.  The Reimbursement Payment shall be disbursed pursuant to Section 8.

(c)	Establishing Escrow. In establishing the Escrow Accounts, the Parties shall enter into an Escrow Agreement, in substantially the form of Exhibit H hereto, which instructs the escrow agent as follows:

(i)	The escrow agent shall hold the escrow funds in two segregated interest-bearing accounts, and shall not disburse any proceeds except as provided by this Settlement Agreement.

(ii)
Upon receipt of the Reimbursement Payment and any portion of any Settlement Payment and the Denial Settlement Payment, the escrow agent shall acknowledge the receipt and deposit of each such portion to the Parties and counsel identified in Section 17(a).

(iii)
The escrow funds shall be held in the Escrow Accounts and only for the purpose and subject to the terms and conditions set forth in this Settlement Agreement, and shall not be subject to any lien, attachment, trusteeship or any other judicial process.  No third parties or their respective creditors shall have any right to, or claim respecting, the escrow funds.

(iv)	The Escrow Accounts shall be held separately and segregated from all other funds or accounts held by the escrow agent.

(v)	The Parties shall be equally responsible for the expenses incurred by the escrow agent in connection with the Escrow Accounts.

(d)	Effects of Deposits into Escrow Account.

(i)	Bank of America intends, and MGIC will not dispute, that the Escrow Agreement and the Escrow Accounts thereunder constitute an “escrow” within the meaning of Wisconsin Statute section 645.03(1)(j).

(ii)
Each of MGIC and Bank of America intends, and neither Party will dispute, that (A) the Escrow Agreement and the Escrow Accounts thereunder transfer (x) to the Escrow Agent legal title to the funds in such Escrow Accounts and (y) to each of the Parties equitable ownership (contingent or otherwise) of the funds deposited in the Escrow Accounts to which each is entitled to disbursement in accordance with the provisions of this Settlement Agreement and the Escrow Agreement; and (B) neither Party has equitable ownership (contingent or otherwise) of any of such funds to which it is not entitled to disbursement in accordance with the provisions of this Settlement Agreement and the Escrow Agreement.

(e)	Security Interest.

(i)
MGIC hereby represents that it has not assigned any of, and grants Bank of America a security interest in all of, MGIC’s right, title and interest in and to any and all disbursements from the Escrow Accounts to which MGIC is entitled pursuant to the terms and conditions of this Settlement Agreement or the Escrow Agreement, as security for the full performance of MGIC’s obligations under this Settlement Agreement and the Escrow Agreement.  Bank of America intends to file a UCC-1 financing statement with respect to such security interest, substantially in the form of Exhibit K hereto, and MGIC hereby authorizes such filing, any amendments thereto and all other instruments, documents and further actions necessary to perfect, protect and maintain such security interest.  MGIC represents that its exact legal name, jurisdiction of organization and address as shown on Exhibit K are true and correct.

(ii)
In the event that this Settlement Agreement is terminated, upon the disbursement of all funds in the Escrow Accounts pursuant to Section 8(d), the security interest granted pursuant to Section 2(e)(i)  shall immediately become null and void, and Bank of America shall promptly file an appropriate UCC-3 termination statement reflecting such termination.

3.	Continuing Reconciliation; Finalizing Schedules; Manifest Error; Subject Loan Reports; Bank of America Share Reports.

(a)	Continuing Reconciliation.

(i)
Beginning with the next month end following the Signing Date through the Initial Implementation Date, MGIC shall deliver to Bank of America a Monthly Loan Report by the 20th day of the following month via secured internet delivery.  Each Monthly Loan Report will (i) identify each loan by Category and (ii) update and supplement to reflect changes between January 1, 2013, and the Initial Implementation Date to the listing of loans identified on Schedules 1 through 9 at the Signing Date or on prior Monthly Loan Reports, provided that the first such Monthly Loan Report shall update and supplement the changes between January 1, 2013 and the end of the month following the Signing Date.

(ii)
Bank of America may notify MGIC in writing of a change in Category of any loan identified on the Schedules as of the Signing Date, provided that (i) Bank of America shall provide any such written notice within thirty (30) days after the Signing Date; (ii) if such notice includes a loan that was not identified as a Class 1 GSE Loan or Class 2 GSE Loan as of the Signing Date, such loan may be changed to a Class 1 GSE Loan or a Class 2 GSE Loan only if Bank of America provides a communication from the applicable GSE that such GSE owns the loan, and (iii) if such notice includes a change in identification from a Class 1 GSE Loan to a Class 2 GSE loan, or if such notice otherwise identifies a loan as a Class 2 GSE Loan, such loan may be so changed or identified only if Bank of America provides documentation from the applicable GSE that such loan should be identified as a Class 2 GSE Loan. If the Parties continue to dispute the applicable Category of a Subject Loan, then Section 11(c) shall apply to such continuing dispute.

(b)
Finalizing Loan Schedules.  The final identification and allocation of Subject Loans among Schedules 1 through 9 shall be as stated on the Monthly Loan Report delivered by MGIC, and verified by Bank of America, within ten (10) business days with respect to the Initial Implementation Date.

(c)
Manifest Error.  To the extent it is determined in the period of time between the Signing Date and the Initial Implementation Date that the listing of a Subject Loan on a Schedule to this Agreement is the result of manifest error, the Parties agree to cooperate in good faith to correct such error, it being understood that if the Initial Implementation Date has occurred and the Parties continue to dispute the listing of any Subject Loan, then Section 11(c) shall apply to such continuing dispute.  For the avoidance of doubt, this Section 3(c) does not apply to a change in Category of a Subject Loan, any such change being subject to Section 3(a)(ii).

(d)
Subject Loan Reports.  Beginning with the next month end following the Initial Implementation Date, MGIC shall deliver to Bank of America via secured internet delivery within twenty (20) days after the end of each month, a Subject Loan Report with respect to each Subject Loan for which MGIC resolved a Claim during the preceding month.  MGIC shall continue to deliver Subject Loan Reports until the last Claims on Subject Loans have been resolved and no remaining Subject Loan has mortgage insurance coverage in-force or coverage that was in-force prior to default.

(i)
Within sixty (60) days after receipt by Bank of America of a Subject Loan Report, Bank of America shall have the right to notify MGIC and as applicable, the third party servicer, in writing, of any errors by MGIC in applying the Settlement Percentage to any Covered Loan or Reinstatement Loan included in the Subject Loan Report.

(ii)
If MGIC has made an error, MGIC shall correct any Settlement Percentage error within thirty (30) days of written notice directly with such loan’s servicer or owner (whichever received the original Claim payment), and report such payment corrections in the next Subject Loan Report, as applicable, as a supplemental Claim payment.

(iii)	The Parties shall work in good faith to resolve any of Bank of America’s objections or notice of an error in MGIC applying the Settlement Percentage.

(e)
Bank of America Share Reports.  After the Initial Implementation Date, MGIC shall deliver to Bank of America via secured internet delivery on or about the 15th calendar day, and on or about two business days prior to the last business day, of each month, a Bank of America Share Report with respect to each Covered Loan that is a Class 1 GSE Loan for which MGIC paid a Claim, with respect to the first Bank of America Share Report, since the Initial Implementation Date, and thereafter, since the period covered by the preceding Bank of America Share Report.  MGIC shall continue to deliver Bank of America Share Reports until the last Claims on Covered Loans that are Class 1 GSE Loans have been resolved and no remaining Covered Loan that is a Class 1 GSE Loan has mortgage insurance coverage in-force or coverage that was in-force prior to a default.

(i)
Within sixty (60) days after receipt by Bank of America of a Bank of America Share Report, Bank of America shall have the right to notify MGIC in writing of any errors by MGIC in determining the amount of the Bank of America Share with respect to any Covered Loan that is a Class 1 GSE Loan included in the Bank of America Share Report.

(ii)
MGIC and Bank of America shall resolve any dispute regarding any such error pursuant to normal business practices, and the Parties shall correct any such payments by payment to each other such that the correct amount of the Bank of America Share is paid by Bank of America.  If MGIC and Bank of America cannot resolve such dispute within thirty (30) days after such notification by Bank of America, MGIC and Bank of America shall resolve such dispute pursuant to Section 11(c).

4.	Required Consents.

(a)
Required Consents.  The obligations of the Parties to consummate the actions set forth in this Settlement Agreement on and after the Initial Implementation Date are subject to and conditioned upon receiving the Required Consents.

(i)	Receipt of the Required Consents shall be subject to:

(A)	Confirmation from each of the GSEs, substantially in the form of Exhibit E, that:

(1)	It has reviewed this Settlement Agreement, and that it consents to the Settlement Agreement’s terms and execution;

(2)	It consents to the releases stated in Sections 13 and 14; and

(3)	The terms of the Required Consents from such GSE, as stated in this Agreement, inure to the benefit of Bank of America and MGIC; and

(B)
An interpretive letter from the OCI, in the form attached as Exhibit D, to the effect that settlement agreements to resolve disputes with policyholders under which MGIC is obligated to pay claims only at the reduced amounts provided in such agreements are not subject to the OCI’s order, Case No. 12-C35029, dated November 29, 2012.

(ii)
Bank of America shall be the primary Party responsible for obtaining the Required Consents from the GSEs and MGIC shall be the primary Party responsible for obtaining the Required Consent from the OCI.  Notwithstanding the foregoing, (A) the Parties will use their best efforts to cooperate with each other in seeking to obtain the Required Consents; and (B) such cooperation shall include permitting a Party to participate in interactions regarding this Agreement with the GSEs or the OCI, as the case may be, although Bank of America may exclude MGIC from its negotiations with the GSEs, at Bank of America’s discretion exercised in good faith, and MGIC may exclude Bank of America from its negotiations with the OCI, at MGIC’s discretion exercised in good faith.

(b)
Termination of Settlement Agreement.  Either of MGIC or Bank of America may terminate this Settlement Agreement by written notification to the other if all Required Consents have not been received within six (6) months after the Signing Date; provided that (i) the Parties may agree in writing to extend the time period for obtaining Required Consents; (ii) MGIC shall not be entitled to so terminate this Settlement Agreement if it has breached its obligation to cooperate in seeking to obtain the Required Consents; (iii) Bank of America shall not be entitled to so terminate this Settlement Agreement if it has breached its obligation to cooperate in seeking to obtain the Required Consents; and (iv) no Party shall be entitled to so terminate this Settlement Agreement if the Parties are actively seeking consent from the GSEs or the OCI, as the case may be, including but not limited to having in-person meetings with the GSEs or the OCI on multiple occasions, as the case may be, at the end of such six (6) month period, and the right to terminate shall be suspended until the termination of such period during which the Parties are actively seeking to obtain the Required Consents.

(c)
Termination of Settlement Agreement Based on OCI Action.  Bank of America may terminate this Settlement Agreement by written notice to MGIC prior to the Initial Implementation Date, if, within the Transfer Period, the OCI has filed a complaint relating to MGIC under Wisconsin Statute section 645.54 seeking to invalidate the transfer of the Settlement Payment or the Denial Settlement Payment to the Escrow Account, or to void any portion of this Settlement Agreement.

(d)	Termination of Settlement Agreement Based on Failure to Fund Escrow Accounts.

(i)
If MGIC fails to deposit the Settlement Payment and the Denial Settlement Payment into the Escrow Account as provided in Section 2(a), Bank of America may terminate this Settlement Agreement by written notice to MGIC.

(ii)
If Bank of America fails to deposit (x) the Reimbursement Payment into the Escrow Account as provided in Section 2(b) or (y) the amount required under Section 10(d)(ii) into the MGIC Account, MGIC may terminate this Settlement Agreement by written notice to Bank of America.

(e)
Effect of Termination of Settlement Agreement. The Parties shall cooperate in delivering notice to the escrow agent of the Escrow Accounts of any termination of this Settlement Agreement.  Upon any such termination, this Settlement Agreement, including the security interest granted in Section 2(e), the provisions with respect to perfection and processing of Claims on and after January 1, 2013, that are specified in Section 10(b), and the releases in Sections 13 and 14, shall be deemed null and void and of no further force and effect and the Parties (and CHL, to the extent of its interest in the Subject Loans) shall be deemed to have reverted to their respective status as of the day prior to the Signing Date with respect to the Subject Loans; provided that (i) the definitions in Section 1 related to any provisions not terminated, Section 2(d) (Effect of Deposits into Escrow Accounts), this Section 4(e), Section 8(b) (Termination of Settlement Agreement), the provisions of dispute resolution in Section 11(c) to the extent that they relate to the resolution of any Dispute regarding the termination of this Settlement Agreement, Section 16 (Confidentiality) and paragraphs (a), (c), (d), (e), (f), (g), (h), (i), (k), and (m), and solely for the purpose of enforcing provisions that survive termination of this Settlement Agreement, (n) of Section 19 (Miscellaneous Provisions) shall continue in full force and effect despite any termination of this Settlement Agreement; (ii) in the event of any such termination, MGIC may effect rescission or denial of the Claims with respect to any Subject Loan for which MGIC has communicated an intent to complete a denial after October 31, 2011, and before January 1, 2013, or to complete a rescission after October 31, 2011, without regard to the passage of time, and Bank of America and CHL hereby waive any claim or defense as to the lack of timely assertion of any such rescission or denial with respect to any such Claim, but not, except as provided in this Settlement Agreement, with respect to any other available claim or defense as set forth herein, in the applicable Master Policy, or by operation of law, and provided that any Claim paid pursuant to Section 10(b)  prior to such termination shall remain a paid Claim; (iii) the applicable time period for Bank of America to submit the documents that MGIC may require Bank of America to provide in order to perfect a Claim shall terminate on the later of (A) the applicable time period for perfection of a Claim under the applicable Master Policy and (B) three months after the date of such termination of this Settlement Agreement; and (iv) any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action or the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through [***], in addition to any other tolling periods that may apply by operation of law.  Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in such actions shall be tolled from [***] and shall continue to be tolled through [***], in addition to any tolling that may apply by operation of law.  No tolling that occurs pursuant to this Section 4(f) and/or by operation law shall have the effect of reviving any Cause of Action that was otherwise barred by any statute of limitations or similar rule of law or equity prior to [***].

5.	[Deliberately Omitted.]

6.	Dismissal of Arbitration Action and Litigation Action.

(a)
Required Consents.  If the Required Consents are not obtained within the time specified in Section 4(a), there shall be no dismissals of the Litigation Action or the Arbitration Action pursuant to this Settlement Agreement, and this Settlement Agreement may be terminated as provided in Section 4(b).

(b)
No Action or Assistance.  After the Signing Date, neither of Bank of America or CHL will take any action, or provide any assistance to any third party, in connection with the Litigation Action, the Arbitration Action, or any other litigation or arbitration action that is intended or reasonably could be expected to be adverse to or inconsistent with the intent, terms, and conditions of this Settlement Agreement and/or that certain Confidential Settlement Agreement and Release among MGIC, CHL, and Bank of America of even date herewith, including, but not limited to, Bank of America’s and CHL’s releases pursuant to Section 14; provided that Bank of America and/or CHL may take such actions or provide such assistance (i) if and to the extent that Bank of America and/or CHL has a contractual obligation to take such action or to provide such assistance to such third party, and Bank of America and/or CHL, as applicable, gives written notice to MGIC within twenty (20) business days after taking such action or providing such assistance, or (ii) for the avoidance of doubt, if this Settlement Agreement is terminated.

(c)
Stay of Arbitration Action.  Upon the Signing Date, each of the Parties will take any necessary steps to stay the Arbitration Action through the earlier of (i) eight (8) months after the Signing Date or such longer period as the Parties may agree, to the extent that any part of the Arbitration Action is not earlier dismissed with prejudice pursuant to Section 6(d) or 6(e), and (ii) the termination of this Agreement.  If the panel in the Arbitration Action does not agree to a stay, then the Parties shall jointly take all steps necessary to dismiss the Arbitration Action without prejudice within thirty (30) days of such refusal to agree to a stay, and any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action and the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through the earlier of (i) [***] and (ii) [***], in addition to any other tolling periods that may apply (x) by operation of law or (y) to the Non-Consenting Loans pursuant to Section 6(e)(i).  Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in such actions, shall be tolled from [***] and shall continue to be tolled through the earlier of (i) [***] and (ii) [***], in addition to any tolling that may apply by operation of law.  No tolling that occurs by virtue of this Section 6(c) and/or by operation of law shall have the effect of reviving any Cause of Action that was barred by any statute of limitations or similar rule of law or equity prior to [***].

(d)
Dismissal of GSE/HFI Loans.  If the Required Consents have been obtained, and the OCI does not file a complaint relating to MGIC under Wisconsin Statute section 645.54 seeking to invalidate the transfer of any portion of the Settlement Payment or the Denial Settlement Payment to the Escrow Accounts pursuant to Section 2(a) within the Transfer Period, each of Bank of America and CHL shall take all necessary steps, as soon as practicable following the expiration of the Transfer Period, to dismiss the Arbitration Action with prejudice as to all of the GSE/HFI Loans, and such dismissal shall be substantially in the form of Stipulation and Order of Dismissal on Exhibit J.

(e)
Dismissal of the Litigation Action.  If the Initial Implementation Date has occurred, as soon as practicable after eight (8) months after the Signing Date, or such other date proposed by Bank of America on which MGIC agrees, each of Bank of America and CHL shall take all necessary steps to dismiss the Litigation Action with prejudice as to all of the GSE/HFI Loans, and such dismissal shall be substantially in the form of Stipulation of Dismissal on Exhibit J.

(f)
Effect of Dismissals with Prejudice.  To the extent that the Litigation Action and the Arbitration Action are dismissed with prejudice with respect to certain Covered Loans, such Covered Loans shall be subject to the ADR Procedure as and to the extent set forth in Section 11(b) and any Dispute with respect to such Covered Loans shall be resolved as and to the extent set forth in Section 11(c).

7.	Compensation for Recently Paid Loans.

(a)
Updating Reimbursement Payment for Class 1 GSE Loans and HFI Loans.  Within ten (10) business days after the disbursements from the Escrow Accounts pursuant to Section 8(a)(ii), Bank of America shall make a payment, without duplication of amounts previously included in the Reimbursement Payment, directly to MGIC in the amount of the product of (x) 1 minus the Settlement Percentage and (y) the aggregate amount of the Recently Paid Loans on Schedule 3 as of the Initial Implementation Date identified as Class 1 GSE and HFI Loans, minus the aggregate amount of the Recently Paid Loans on Schedule 3 as of the Signing Date identified as Class 1 GSE Loans and HFI Loans.

(b)
Credits and Payments.  To compensate MGIC for the difference between the amount paid by MGIC with respect to the Recently Paid Loans that are Class 2 GSE Loans and the Settlement Percentage for such loans, beginning ten (10) business days after the Schedules have been finalized pursuant to Section 3(b), Bank of America shall provide credits and payments to MGIC for the Reimbursement Amount (and MGIC shall take action), until the Reimbursement Amount is satisfied, in the following order, as necessary:

(i)
Rescission of True-Up Loans.  MGIC shall rescind coverage on the True-Up Loans; provided that MGIC may make a partial Claim payment with respect to one or more True-Up Loans if necessary to make the amount of True-Up Loans equal the Reimbursement Amount. The amount of credit for the benefit of MGIC resulting from this rescission shall be determined as follows:

(A)
The aggregate amounts of the True-Up Loans on Schedule 7, as finalized pursuant to Section 3(b), shall equal or be as close as possible to the Reimbursement Amount without exceeding such Reimbursement Amount.

(B)
The amount of each True-Up Loan shall equal the product of (x) 1 minus the Settlement Percentage applicable to the Class 2 GSE Loans, and (y) the amount of the Loss, without regard to any premium refund that might be associated with rescission of coverage, with respect to such True-Up Loan.

(ii)
Reduction of Settlement Payment.  To further compensate MGIC, if (x) the aggregate amounts of True-Up Loans resulting from the application of Section 7(b)(i) is less than the Reimbursement Amount, then (y) the amount of the Settlement Payment applicable to the Class 2 GSE Loans shall be reduced by the amount of such difference, and the corresponding amount of the Settlement Payment attributable to the Class 2 GSE Loans shall be disbursed to MGIC pursuant to Section 8(a)(ii)(B); provided that the amount of funds disbursed with respect to the Class 2 GSE Loans pursuant to Section 8(a)(ii)(B) shall not exceed the corresponding amount of the Settlement Payment with respect to the Class 2 GSE Loans.

(iii)
Cash Payment for Any Shortfall.  If (x) the aggregate amount of True-Up Loans resulting from the application of Section 7(b)(i) and the reduction of the Settlement Payment pursuant to Section 7(b)(ii) with respect to the Class 2 GSE Loans is less than the Reimbursement Amount, then (y) Bank of America shall pay to MGIC the aggregate amount of such difference, in cash via wire transfer within ten (10) days of the disbursements from escrow pursuant to Section 8(a) in connection with the Initial Implementation Date.

8.
Disbursements from the Escrow Accounts.  The Parties shall jointly instruct the escrow agent acting under the Escrow Agreement in writing to disburse the funds in the Escrow Accounts in response to one or more of the following specified below.

(a)
Initial Implementation Date.  Within five (5) business days after the calculation of the amount, if any, of the reduction of the Settlement Payment pursuant to Section 7(b)(ii), the Parties shall jointly instruct the escrow agent to disburse funds in the Escrow Accounts in the following order:

(i)
First, to the applicable GSE(s) specified in the joint direction to the escrow agent:  Those funds in the Escrow Accounts with respect to the Settlement Payment and the Denial Settlement Payment deposited pursuant to Section 2(a)(i) for Class 1 GSE Loans;

(ii)	Second, to MGIC:

(A)	The Reimbursement Payment deposited by Bank of America pursuant to Section 2(b); and

(B)	Any amounts owing MGIC pursuant to Section 7(b)(ii) for any reduction of the Settlement Payment.

(iii)	Third, to Bank of America:

(A)	Those funds in the Escrow Accounts with respect to the Settlement Payment and the Denial Settlement Payment deposited pursuant to Section 2(a)(ii) for HFI Loans;

(B)
Those funds in the Escrow Accounts with respect to the Settlement Payment and the Denial Settlement Payment deposited pursuant to Section 2(a)(iii) for Class 2 GSE Loans, to the extent that the Settlement Payment with respect to Class 2 GSE Loans has not been disbursed to MGIC pursuant to Section 8(a)(ii)(B), provided that Bank of America shall pay to the appropriate owner  the funds so disbursed to Bank of America; and

(C)	All accumulated interest with respect to the Reimbursement Payment, and all other funds remaining in the Escrow Accounts related to Bank of America’s escrow deposits.

(iv)
Fourth, to MGIC, all accumulated interest with respect to the Settlement Payment and the Denial Settlement Payment, and all other funds remaining in the Escrow Accounts related to MGIC’s escrow deposits.

(b)
Termination of Settlement Agreement.  Within ten (10) days after the Settlement Agreement is terminated, the Parties shall jointly instruct the escrow agent to disburse funds in the Escrow Accounts as follows:

(i)
To MGIC:  Those funds in the Escrow Accounts deposited pursuant to Section 2(a), all accumulated interest in respect of the Settlement Payment and the Denial Settlement Payment, and all other funds remaining in the Escrow Accounts related to MGIC’s escrow deposits; and

(ii)
To Bank of America:  Those funds in the Escrow Accounts deposited pursuant to Section 2(b), all accumulated interest in respect of the Reimbursement Payment, and all other funds remaining in the Escrow Accounts related to Bank of America’s escrow deposits.

(c)
Accounts for Payments.  Absent any other signed agreement by the Parties, the Parties shall jointly instruct the escrow agent to complete any disbursement as provided in Section 17(b), subject to change as provided in Section 17(c).

9.
Reinstatement Loans.  As soon as practicable after the Initial Implementation Date, MGIC shall reinstate coverage with respect to the Reinstatement Loans.  The aggregate amount of the Reinstatement Loans shall equal the portion of the Settlement Payment allocated to Class 1 GSE Loans after deductions as provided in Section 2(a)(i)(A), which portion when disbursed pursuant to Section 8(a)(i) shall be the resulting Claim payment on the Reinstatement Loans; provided that the amount disbursed may result in a partial Claim payment with respect to one or more Reinstatement Loans if necessary to make the amount of all Claim payments on Reinstatement Loans equal that portion of the Settlement Payment.

10.
Recently Rescinded Loans and Pending Rescission Loans; Perfection and Processing of Certain Claims; Perfection of Claims and Payment of Perfected Claims; MGIC Account; Request for Additional Documents; Delivery of Documents to Bank of America.

(a)	Recently Rescinded Loans and Pending Rescission Loans. As soon as practicable after the Initial Implementation Date and completion of the actions contemplated by Section 7(b)(i):

(i)
MGIC shall reinstate insurance coverage on the Recently Rescinded Loans; provided that no coverage shall be reinstated and no Claim shall be processed for payment with respect to any such Recently Rescinded Loan that is identified as a True-Up Loan.

(ii)
MGIC shall determine whether a Claim with respect to a Recently Rescinded Loan or a Pending Rescission Loan is a Perfected Claim and shall process any such Perfected Claim in accordance with the provisions of Section 10(c); provided that (x) Section 10(c)(ii) shall not apply and in lieu thereof Bank of America shall perfect a Claim for a Covered Loan in accordance with the time period set forth in the applicable Master Policy (except that Bank of America shall have [***] from the later of (A) the Initial Implementation Date and (B) the date that MGIC provides written notice to Bank of America of the documents on Exhibit B required to perfect the Claim, to submit all documents set forth on Exhibit B) and (y) MGIC shall pay to the GSEs with respect to such Perfected Claims relating to the Class 1 GSE Loans (A) the Settlement Percentage Claim Payment and (B) the Bank of America Share, for which payment MGIC shall be reimbursed by Bank of America as provided in Section 10(d).  No Claim shall be processed for payment with respect to any Pending Rescission Loan that is identified as a True-Up Loan.  To the extent MGIC has communicated an intent to complete a Coverage Rescission on any Pending Rescission Loan, but has not yet completed such Coverage Rescission, all such communications shall be deemed withdrawn, except to the extent that any such Pending Rescission Loan is identified as a True-Up Loan.

(b)	Perfection and Processing of Certain Claims.

(i)
Effective as of January 1, 2013, MGIC shall determine whether a Claim is a Perfected Claim (including the applicable time period for perfection of a Claim), and process any such Perfected Claim in accordance with the applicable Master Policy, except that (A) the documents that MGIC may require Bank of America to provide in order to establish a Claim as a Perfected Claim shall be limited to those documents set forth on Exhibit B, and (B) MGIC may effect an Exclusion only if the basis for such Exclusion is set forth in Exhibit F, which claimed Exclusion shall be accompanied by a contemporaneous writing in the form used by MGIC that specifies the basis for such Exclusion.  For the avoidance of doubt, in the course of processing Claims pursuant to this Section 10(b)(i), MGIC may request, and Bank of America shall use best efforts to provide, all information reasonably requested by MGIC, including loan origination and servicing-related documents; provided that unless such documents are also set forth on Exhibit B, Bank of America’s failure to provide any document in response to a request by MGIC pursuant to this Section 10(b)(i) shall not affect the determination of whether a Claim is a Perfected Claim.  If in processing a Perfected Claim, MGIC determines that such Claim is subject to a Coverage Rescission, MGIC shall hold the Claim as a Pending Rescission.

(ii)
If MGIC denies a Claim processed as contemplated by the first sentence of Section 10(b)(i) prior to Section 10(b)(i) ceasing to be applicable pursuant to Section 10(b)(iii), then Bank of America shall be entitled to dispute such denial exclusively in accordance with the ADR Procedure set forth in Section 11(b), on and after the Initial Implementation Date, provided that Bank of America shall give MGIC notice in writing for purposes of Section 11(b)(ii)(A) within nine (9) months of the Initial Implementation Date.

(iii)	Sections 10(b)(i) and 10(b)(ii) shall cease to be applicable after (A) the Initial Implementation Date and (B) for the avoidance of doubt, termination of this Agreement.

(c)	Perfection of Claims and Payment of Perfected Claims. On or after the Initial Implementation Date, Claims shall be perfected and processed in accordance with the following provisions:

(i)
Bank of America shall submit and perfect a Claim for a Covered Loan in the manner set forth in the applicable Master Policy; provided that the documents that MGIC may require Bank of America to provide in order to establish a Claim as a Perfected Claim shall be limited to those documents set forth on Exhibit B.

(ii)
Bank of America shall submit and perfect a Claim for a Covered Loan in accordance with the time period set forth in the applicable Master Policy; provided that Bank of America shall have [***] from the title transfer date (i.e., foreclosure/sheriff’s sale, short sale or deed-in-lieu) to submit all Exhibit B documents in relation to certificates issued under Master Policy Form 71-7135.

(iii)	MGIC shall effect no Coverage Rescission on any Covered Loan.

(iv)
MGIC may effect an Exclusion with respect to any Covered Loan only if the basis for such Exclusion is set forth in Exhibit F.  Such claimed Exclusion shall be accompanied by a contemporaneous writing in the form used by MGIC that specifies the basis for such Exclusion. Bank of America shall have the right to challenge and dispute MGIC’s assertion of any Exclusion solely pursuant to the ADR Procedure.

(v)
MGIC shall be obligated to pay only the Settlement Percentage Claim Payment with respect to such Covered Loan, provided that with respect to a Covered Loan that is a Class 1 GSE Loan, MGIC shall also pay to the applicable GSE the Bank of America Share, for which payment MGIC shall be reimbursed by Bank of America as provided in Section 10(d).

(vi)	MGIC shall make Claim payments in timeframes consistent with the appropriate Master Policy across all Categories.

(vii)
Any payment of a Perfected Claim shall be accompanied by an explanation of benefits in the form used by MGIC that specifies the basis for such payment and any related Curtailments under the applicable Master Policy.

(viii)	The remedy for untimely payment of Perfected Claims shall be determined solely by reference to the applicable Master Policy.

(d)	MGIC Account.

(i)
On or before the Initial Implementation Date, Bank of America shall establish, and thereafter maintain, the MGIC Account in the name of Bank of America for the sole benefit of MGIC for the purpose of providing funds that are immediately available to MGIC in order to satisfy Bank of America’s obligation on and after the Initial Implementation Date to reimburse MGIC for the Bank of America Share.  No party other than MGIC or Bank of America shall have access to, or any rights or interests in, the MGIC Account.

(ii)
On or before the Initial Implementation Date, Bank of America shall deposit into the MGIC Account the sum of (x) [***] plus (y) the amount equal to the product of (A) the aggregate submitted Claim benefit amounts with respect to the Recently Rescinded Loans that are Class 1 GSE Loans shown on Schedule 4 and the Pending Rescission Loans that are Class 1 GSE Loans shown on Schedule 8, in each case as finalized pursuant to Section 3(b), and (B) 1 minus the Settlement Percentage.

(iii)	On and after the Initial Implementation Date, and until the funds in the MGIC Account have been disbursed pursuant to Section 10(d)(iii)(G):

(A)
MGIC shall be entitled to withdraw funds from the MGIC Account and request the deposit of such funds in a bank account designated by MGIC  (x) on or after the next business day following MGIC’s delivery to Bank of America of a Bank of America Share Report, in an amount equal to the amount of the Bank of America Share shown on such Bank of America Share Report and (y) at any time, in amounts equal to the interest associated with any delinquency by Bank of America as contemplated by this Section 10(d).  Withdrawals may be effected by MGIC pursuant to this Section 10(d)(iii) by means of the Automated Clearing House (ACH) network or a comparable electronic system reasonably acceptable to MGIC and Bank of America.

(B)
If the full amount of the funds attempted to be withdrawn by MGIC pursuant to Section 10(d)(iii)(A) is not deposited into the account designated by MGIC by the next business day following MGIC’s request, Bank of America shall make any deposit to the MGIC Account required pursuant to Section 10(d)(iii)(C) and shall pay to MGIC by wire transfer of immediately available funds from the MGIC Account any unpaid portion of such funds by the next business day.  Such amount shall be due and payable despite any dispute by Bank of America regarding the amount of the Bank of America Share shown on such Bank of America Share Report or with respect to any disputed delinquency by Bank of America.

(C)
Within ten calendar days after the delivery of each Bank of America Share Report, Bank of America shall replenish the funds in the MGIC Account as necessary to maintain the balance of the MGIC Account at not less than [***], provided that if the amount of the Bank of America Share shown on any Bank of America Share Report exceeds the balance existing in the MGIC Account at the time of Bank of America’s receipt of such Bank of America Share Report, Bank of America shall deposit funds in the MGIC Account in the amount of such excess no later than the next business day following the receipt of any such Bank of America Share Report.  Beginning on January 1, 2015, the required minimum balance shall be adjusted annually to equal 125% of the average aggregate Bank of America Share shown on the Bank of America Share Reports delivered by MGIC to Bank of America during the preceding calendar year.

(D)
If Bank of America fails (i) to pay the amount of any unpaid Bank of America Share when due or (ii) to replenish funds in the MGIC Account as and when required, Bank of America shall pay interest to MGIC on the amount of any such delinquency at the 3 month LIBOR rate (as published in the Wall Street Journal, or such other financial report acceptable to MGIC and Bank of America), for the period of such delinquency.  Any delinquency shall be cured upon the earlier of Bank of America’s (x) payment to MGIC of the delinquent amount plus interest or (y) deposit of the delinquent amount plus interest into the MGIC Account.  MGIC shall have the right to withdraw any and all of such interest with respect to delinquent payments or deposits from the MGIC Account at any time.

(E)	Any Payment Dispute shall be resolved pursuant to Section 11(d).

(F)
Bank of America shall deliver to MGIC via encrypted internet delivery (x) at least weekly, the current balance of the funds in the MGIC Account, and any activity with respect to the MGIC Account during the preceding week, and (y) at the end of each month, a bank account statement with respect to the MGIC Account.  If desired by MGIC, MGIC shall have access to the MGIC Account to determine, by means of a secure internet interface, the current balance and any current or past activity with respect to the MGIC Account.

(G)
When the last Claims on Covered Loans that are Class 1 GSE Loans have been resolved and no remaining Covered Loan that is a Class 1 GSE Loan has mortgage insurance coverage in-force or coverage that was in-force prior to a default, all funds remaining in the MGIC Account shall be disbursed (i) to MGIC in the amount of any reported and unpaid Bank of America Share and any amounts owing for any delinquency, if any, and then (ii) to Bank of America in the amount of any remaining funds.

(e)
Request for Additional Documents.  On or after the Initial Implementation Date, MGIC may request, and Bank of America shall use reasonable efforts to provide, the documents set forth on Exhibit C with respect to Covered Loans; provided that unless such documents are also set forth on Exhibit B, Bank of America’s failure to provide any document set forth on Exhibit C in response to a request by MGIC pursuant to this Section 10(e) shall not affect the determination of whether a Claim is a Perfected Claim.

(f)
Delivery of Documents to Bank of America.  If Bank of America is not the servicer with respect to any Subject Loan, MGIC shall have no obligation to provide to Bank of America any documents other than the Monthly Loan Reports, the Subject Loan Reports, and the Bank of America Share Reports, provided that if Bank of America is unable after reasonable efforts to obtain such documents directly from the applicable servicer and, if applicable, the investor does not object to MGIC providing such documents to Bank of America, then MGIC will use reasonable efforts to provide such documents to Bank of America, without undue burden or expense on the part of MGIC as determined on a cumulative basis with respect to all such requests.

11.	Alternative Dispute Resolution.

(a)
Applicability of ADR Procedure.  On and after the Initial Implementation Date, all disputes shall be resolved exclusively in accordance with the ADR Procedure set forth in Section 11(b) below if: (i) the dispute is regarding any Exclusion effected by MGIC in respect of any Covered Loan, including, for the avoidance of doubt, any failure to provide documents set forth on Exhibit B in order to establish a Claim as a Perfected Claim; and (ii) Bank of America was a servicer of such Covered Loan at the time the basis for such Exclusion arose; and (iii) Bank of America is the servicer of such Covered Loan at the time of such dispute.  If Bank of America is not the servicer at the time of the dispute for purposes of clause (iii), the dispute nonetheless may be resolved pursuant to this ADR Procedure if Bank of America represents to MGIC that each servicer, subservicer, or other party that may have an interest in the dispute either (A) has agreed to participate as a party to the ADR Procedure and to be bound by the resolution thereof under all of the terms of this Settlement Agreement or (B) if any such servicer, subservicer, or other party has not agreed pursuant to clause (A), such servicer, subservicer, or other party shall nonetheless be bound by the resolution thereof.  If Bank of America is not the servicer at the time of the dispute for purposes of clause (iii), and Bank of America is not able to make the representations pursuant to clause (A) or (B) above, the dispute shall be resolved pursuant to the terms of the applicable Master Policy rather than the ADR Procedure.

(b)	ADR Procedure. The ADR Procedure is as follows:

(i)	Informal Resolution.

(A)
Notice by Bank of America.  Bank of America shall provide written notification to MGIC of such dispute within sixty (60) days from the date MGIC delivers written notification of MGIC’s determination of an Exclusion to Bank of America (including on behalf of CHL as originator or acquirer of disputed loan), the servicer, the subservicer, or other party that may have an interest in the dispute.  Notification by Bank of America shall specify the basis upon which Bank of America believes that MGIC’s Exclusion is improper under the terms of the applicable Master Policy and this Settlement Agreement.  A failure by Bank of America to provide notification to MGIC in this Section 11(b)(i)(A) shall not constitute a waiver of Bank of America’s ability to invoke the ADR Procedure set forth in Section 11(b).

(B)
Response from MGIC.  Within sixty (60) days of MGIC’s receipt of a notification from Bank of America pursuant to the first sentence of Section 11(b)(i)(A), MGIC shall provide a written response addressing the written submission that MGIC’s Exclusion is improper, and if applicable, why such submission does not serve to reverse MGIC’s decision.  A failure by MGIC to provide a response to Bank of America pursuant to this Section 11(b)(i)(B) shall not constitute a waiver of MGIC’s ability to participate in the ADR Procedure set forth in Section 11(b).

(C)
Continued Informal Discussions.  For up to sixty (60) days after Bank of America’s receipt of MGIC’s response pursuant to Section 11(b)(i)(B), the Parties will continue to attempt to resolve their dispute informally.

(ii)	Formal Resolution. A continuing dispute for which Bank of America has invoked this ADR Procedure shall be resolved as follows:

(A)
Notice of Claim Group. If Bank of America wishes to continue disputing MGIC’s determination, Bank of America shall notify MGIC in writing of the existence of a Claim Group and of Bank of America’s intention to pursue the ADR Procedure with respect to the Claim Group within nine (9) months from the date that Bank of America receives written notification of MGIC’s determination of an Exclusion.  Each claim included in a Claim Group shall have been the subject of a written notification of MGIC’s determination of an Exclusion within such nine (9) month period.  A failure by Bank of America to provide notification to MGIC under this Section 11(b)(ii)(A) shall constitute a waiver of Bank of America’s ability to invoke the ADR Procedure set forth in Section 11(b)(ii).  Bank of America shall be entitled to pursue the ADR Procedure for multiple Claim Groups within any nine (9) month period, provided that no Subject Loan shall be included in more than one Claim Group.

(B)
Administration of Arbitration.  The disputes in the first Claim Group shall be resolved by an arbitrator from the American Arbitration Association, the second by a JAMS arbitrator, and so on.  Bank of America shall deliver the notice provided to MGIC pursuant to Section 11(b)(ii)(A) to the American Arbitration Association or JAMS, as applicable.

(C)
Appointment of Arbitrator.  A single disinterested arbitrator who has no prior business relationship with any Party (other than acting as an arbitrator or mediator) shall be appointed to resolve a Claim Group.  The arbitrator shall be appointed by the Parties either by mutual agreement or through the selection process prescribed by the American Arbitration Association or JAMS, whichever is administering the arbitration.

(D)
Written Submissions.  For each claim in the Claim Group, MGIC shall submit in writing within thirty (30) business days after appointment of the arbitrator no more than ten (10) pages of double-spaced written argument plus any supporting documentation; and Bank of America shall submit a response in writing with no more than ten (10) pages of double-spaced written argument plus any supporting documents within thirty (30) business days after it receives MGIC’s submission.  MGIC shall be allowed a five (5) page double-spaced written rebuttal for each disputed claim and shall be permitted to submit any additional documents directly responsive to Bank of America’s submission within fifteen (15) business days after MGIC has received Bank of America’s submission.

(E)
Production of Documents and Prohibition of Discovery.  Each Party agrees it will not use or produce any document in any formal resolution contemplated by the ADR Procedure in Section 11(b)(ii) unless it has provided such information or produced such document to the other Party prior to or during the process for submission and resolution of the related disputed Claim in connection with the informal dispute resolution procedure pursuant to Section 11(b)(i).  Due to the expedited nature of the ADR Procedure, all discovery, including, but not limited to, interrogatories, document demands, depositions, or subpoenas directed to third parties, is prohibited.

(F)
Hearing Duration.  For each claim in a Claim Group dispute there shall be a hearing with the arbitrator of no more than ninety (90) minutes in duration.  MGIC will have up to thirty (30) minutes to present oral argument, followed by up to thirty (30) minutes of oral argument by Bank of America. MGIC will have up to fifteen (15) minutes of rebuttal.  Any remaining time shall be reserved for questions by the arbitrator.  All hearings shall be conducted via conference call, unless both Parties agree otherwise.

(G)
Location and Seat.  The location of any in person hearing shall be Milwaukee, Wisconsin, but the seat of arbitration shall be San Francisco, California.  If the Parties mutually agree that proceedings may take place outside of Milwaukee, Wisconsin, or by telephone or videoconference, the seat of arbitration nevertheless shall remain at San Francisco, California.

(H)	Burden of Proof. MGIC shall have the burden of proof by a preponderance of the evidence with respect to each disputed claim in a Claim Group.

(I)
Arbitrator Decision. The arbitrator shall be bound by the terms of this Settlement Agreement and the applicable Master Policy, and shall issue a written decision regarding each disputed claim in the Claim Group within thirty (30) days of the hearing (1) resolving all disputed claims, and (2) accepting either Bank of America’s or MGIC’s position on each disputed Exclusion set forth in such Party’s submission without rendering a reasoned decision and without a discussion of the reasons therefor.  The arbitrator’s written decision shall be final and binding upon the Parties without further recourse or collateral attack, shall be used for the sole and exclusive benefit of MGIC and Bank of America, shall be binding only with respect to the individual claims in the Claim Group, shall have no precedential effect, shall not benefit any third party (except as set forth in Section 19(b)), and shall not be cited by any Party for any purpose in any other proceeding, except a proceeding to enforce the decision.

(J)
Costs.  All costs of the ADR Procedure contemplated by this Section 11(b) (including the arbitrator’s fees but excluding attorneys’ fees) shall be borne by the Party that is the least successful in such process, as determined by the arbitrator, which shall be determined by comparing (1) the position asserted by each Party on all disputed matters in the Claim Group taken together with (2) the final decision of the arbitrator on all disputed matters in the Claim Group taken together.  For purposes of this Section 11(b)(ii)(J), “disputed matters” and “position asserted” shall be determined by reference to such Party’s submissions.

(iii)	Counsel. The Parties may, but are not required to, be represented by counsel in the proceedings described in this Section 11(b).

(c)
Other Dispute.  Any Dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and subject to the Federal Arbitration Act, 9 U.S.C., Sections 1 through 16.  Each Dispute shall be arbitrated by a panel of three disinterested arbitrators, each of whom shall have no prior business relationship with any Party other than acting as an arbitrator under this Settlement Agreement.  No Dispute shall be consolidated with any arbitration concerning a dispute, claim or controversy with any other party.  For purposes of appointment of arbitrators, each of MGIC, on the one hand, and Bank of America and/or CHL, as applicable, on the other hand, is entitled to appoint one arbitrator, with the third arbitrator to be appointed by the two already appointed.

(i)
Location and Seat.  The arbitration shall be seated in San Francisco, California, and all proceedings shall take place there.  If the Parties mutually agree that proceedings may take place outside of San Francisco, California, or by telephone or videoconference, San Francisco, California, nevertheless shall remain the seat of the arbitration.

(ii)
Costs.  All costs of the arbitration of any Dispute pursuant to this Section 11(c) (including the arbitrators’ fees, but exclusive of attorneys’ fees) shall be borne by the Party that is the least successful in such arbitration, as determined by the arbitrators, which shall be determined by comparing the position asserted by each Party on the Disputed Matter with the final decision of the arbitrators on the Disputed Matter.  For purposes of this Section 11(c)(ii), the “Disputed Matter” and “position asserted” shall be all matters raised by a Party in its final written presentations submitted to the arbitrators in connection with a Dispute, and “Party” shall be MGIC on the one hand, and Bank of America and/or CHL, on the other hand.

(d)	Payment Dispute Resolution.

(i)
Any claim (x) by MGIC that Bank of America, in any respect, has not complied with its obligations regarding reimbursement of MGIC for the Bank of America Share as required by Section 10(d)(iii)(B), has not complied with its obligation to replenish the MGIC Account as required by Section 10(d)(ii)(C), and/or has not complied with its obligation to deposit interest into the MGIC Account as required by Section 10(d)(iii)(D), or (y) by Bank of America that MGIC, in any respect, has breached its obligation to pay the Bank of America Share to the GSEs pursuant to Section 10(a)(ii) or Section 10(c)(v) or that MGIC has withdrawn amounts from the MGIC Account in excess of the amounts permitted pursuant to Section 10(d)(iii)(A) (in each case, a “Payment Dispute”) shall be resolved exclusively pursuant to binding arbitration conducted in accordance with this Section 11(d). Bank of America shall have no defense to a Payment Dispute by MGIC other than that (A) Bank of America has in fact timely complied with such obligations, (B) MGIC failed to provide an applicable Bank of America Share Report or failed to request withdrawal of funds from the MGIC Account, (C) (i) Bank of America’s noncompliance was caused by a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, and such noncompliance continued solely during the period in which such moratorium or suspension was in effect, (ii) Bank of America’s noncompliance was caused by a limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that materially affects, the payment of funds by banks in the United States generally, and such noncompliance continued solely during the period in which such limitation was in effect or such event continued to have such material effect, (iii) the funds were not deposited in the account designated by MGIC due to an error by, or systems failure at, the bank into which MGIC requested the funds from the MGIC Account be deposited or the wire transfer from Bank of America be directed, and/or (iv) other similar force majeure events. Any other defense that Bank of America may desire to assert (and any counterclaim other than a Payment Dispute by Bank of America) shall be a Dispute and shall be resolved under Section 11(c).  For the avoidance of doubt, a “Payment Dispute” does not include any dispute regarding the amount of any Bank of America Share or any Causes of Action or defenses related to any corrections or curtailments by MGIC to some portion of a payment of a Claim (including, for the avoidance of doubt, Curtailments) or any Exclusions.

(ii)
Either Party may initiate the procedures contemplated by this Section 11(d) by notifying the other Party in writing that a dispute exists and identifying the dispute as a Payment Dispute. The Parties shall first attempt to resolve any asserted Payment Dispute informally, by means of communications consistent with their normal business practice. If a Payment Dispute continues to exist on the fifth (5th) business day after receipt of the notification specified in the first sentence of this Section 11(d)(ii) (or on such later date as the Parties agree), the Parties shall refer the dispute to [***] or, if [***] is unavailable, another independent, neutral arbitrator of comparable professional standing selected by the American Arbitration Association (in each case, the “Neutral”) for resolution pursuant to this Section 11(d). The arbitration provided for in this Section 11(d) shall be the exclusive means to resolve all Payment Disputes, including the question of whether a dispute is arbitrable as a Payment Dispute.  The seat of such arbitration shall be Milwaukee, Wisconsin.

(iii)
The Parties shall engage the Neutral within ten (10) days after the expiration of the five (5) business day period referred to in Section 11(d)(ii).  If either Party fails to take action within such five (5) business days with respect to the engagement of the Neutral, then the other Party may engage the Neutral on behalf of both Parties. The Neutral shall make such review and examination of the relevant facts and documents as the Neutral deems appropriate, and shall permit each of the Parties to make a written presentation of its position; provided, however, that the Neutral shall require all facts, documents and written presentations from the Parties to be completely submitted within twenty (20) days after the Neutral has been engaged. There shall be no discovery, and the Neutral shall not preside over any hearing of the Parties nor permit the Parties to make any oral arguments to the Neutral. Within ten (10) days after the date required for submission of such facts, documents and written presentations, and regardless of whether such submissions shall have been made, the Neutral shall resolve the Payment Dispute in writing without a reasoned decision, which resolution shall be final and binding upon the Parties without further recourse or collateral attack and, as to each disputed matter, which resolution shall accept (i) either MGIC’s or Bank of America’s position on the Payment Dispute and/or (ii) the stipulated position of the Parties with respect to any matter which prior to such stipulation was disputed. The Neutral shall have the authority to order specific performance and/or injunctive relief, in addition to monetary relief. In addition, the Neutral shall have the authority to award interest (x) to MGIC to compensate it for any delay in receiving funds under Section 10(a)(iii) or 10(d), and (y) to Bank of America for any amount paid by Bank of America to MGIC to which MGIC was not entitled. The Parties shall implement the Neutral’s resolution of the Payment Dispute within fifteen (15) business days after the Neutral’s delivery of its decision. A Party may seek immediate confirmation of the Neutral’s resolution of the Payment Dispute if the Neutral’s resolution of the Payment Dispute has not been implemented within such fifteen (15) business days.  MGIC may seek confirmation of the Neutral’s resolution only in a state court located in Wisconsin, and Bank of America may seek confirmation of the Neutral’s resolution only in a state court located in California.

(iv)
All costs of the dispute resolution process contemplated by this Section 11(d) (including the Neutral’s fees, but exclusive of attorneys’ fees) shall be borne by the Party that is the least successful in such process, which shall be determined by the Neutral by comparing (A) the position asserted by each Party on all disputed matters taken together with (B) the final decision of the Neutral on all disputed matters taken together.  For purposes of the preceding sentence, the “disputed matters” shall be all matters raised in the written notification referred to in Section 11(d)(ii), and the “position asserted” by each of the Parties shall be determined by reference to their respective written presentations submitted to the Neutral pursuant to Section 11(d)(iii).

(v)
Each Payment Dispute shall be arbitrated on an individual basis, and shall not be consolidated in any arbitration with any dispute, claim or controversy between the Parties.  The Neutral’s decision shall be for the sole and exclusive benefit of MGIC and Bank of America, shall be binding only with respect to the individual claims in the Payment Dispute, shall have no precedential effect, shall not benefit any third party, and shall not be cited by any Party for any purpose in any other proceeding, except a proceeding to enforce the decision.

(e)
With respect to the resolution of (i) each dispute pursuant to the ADR Procedure in Section 11(b), (ii) each Dispute pursuant to Section 11(c), and (iii) each Payment Dispute pursuant to Section 11(d):

(i)	No Presumption. No presumption based on MGIC’s role as an insurer shall apply against MGIC.

(ii)
Limitation on Damages.  The arbitrator(s) shall not award any incidental, indirect or consequential damages, including damages for lost profits, punitive or exemplary damages, and the Parties waive any right to recover any such damages.

(iii)
Confirmation of Award.  Except for a decision rendered pursuant to Section 11(d), which shall be governed by its terms: (A) a Party shall have three (3) months from the date of a written decision to satisfy an award before the other Party may seek confirmation of the award; and (B) a Party may seek confirmation of an award only in a state court located in California.

(iv)
Governing Law.  The Parties agree that New York law shall govern the resolution of any disputes resolved pursuant to the ADR Procedure set forth in Section 11(b), any Dispute resolved pursuant to Section 11(c), and any Payment Dispute pursuant to Section 11(d); except, however, California state law shall govern the collateral estoppel effect of an award issued pursuant to Sections 11(b), 11(c), and 11(d), including but not limited to Vandenberg v. Superior Court, 21 Cal. 4th 815 (1999).

12.	Effect of Certain Action by OCI.

(a)
In the event that the OCI indicates in writing that, pursuant to Wisconsin Statute section 645.54, it intends to seek to avoid any payment under this Settlement Agreement or to void any portion of this Settlement Agreement, the Parties shall use good faith efforts to resist such action and shall meet and confer regarding such efforts to resist any such action by the OCI.

(b)
In the event that the OCI, pursuant to Wisconsin Statute section 645.54, obtains a final and non-appealable court order after the Initial Implementation Date: (i) avoiding the payment, and/or granting recovery, of any amount of money paid by MGIC to Bank of America pursuant to this Settlement Agreement, or (ii) voiding any portion of this Settlement Agreement in a way that deprives Bank of America of any monetary benefit conferred by the terms of this Settlement Agreement which it would otherwise have obtained, then the Parties, in consultation with the OCI, shall meet and confer regarding the effect of such court order and the potential for modifications to this Agreement in an attempt to recoup such amount of money, and/or provide Bank of America with, as applicable, a reasonable substitute for the material benefit deprived by such court order.

(c)
If the Parties and the OCI cannot reach agreement within sixty (60) days as to such modifications, then notwithstanding any other provision in this Settlement Agreement, including the releases and covenants set forth in Sections 13 and 14 and the dismissals pursuant to Section 6, Bank of America shall have the right to pursue Causes of Action against MGIC or any successor to MGIC for any and all of the following:

(i)	Past Coverage Determination Loans;

(ii)	Each Resolved Covered Loan for which the OCI avoided a payment made by MGIC to or for the benefit of Bank of America; and

(iii)	Each Unresolved Covered Loan.

(d)	In the event that Bank of America pursues any Cause of Action available under Section 12(c), then:

(i)
MGIC and any successor to MGIC may assert any defense or counterclaim available to it, under any applicable Master Policy or otherwise, including, but not limited to, any defense by MGIC or any successor to MGIC that it is entitled to rescind coverage or deny a Claim.

(ii)
Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action included in the Litigation Action or the Arbitration Action are tolled from the date such Causes of Action were made in such actions and shall continue to be tolled through [***], in addition to any other tolling periods that may apply by operation of law.  Any legal or contractual limitations period and any defense based on the passage of time with respect to Causes of Action comprising the Mortgage Insurance Dispute that are not included in such actions shall be tolled from [***] and shall continue to be tolled through [***], in addition to any tolling that may apply by operation of law.  No tolling that occurs by virtue of this Section 12(d) and/or by operation of law shall have the effect of reviving any Cause of Action that was barred by any statute of limitations or similar rule of law or equity prior to [***].

(iii)
The amount of recovery from MGIC and any successor to MGIC in connection with all such Causes of Action shall not exceed the sum of (x) the Current Liability Amount plus (y) the amount(s) of the Settlement Payment for which the OCI avoided payment, or obtained recovery, pursuant to a court order contemplated by Section 12(b).

(iv)
MGIC shall process and pay Claims under the terms of the applicable Master Policy, subject to MGIC’s rights to rescind, deny, curtail, or correct coverage without regard to the terms of this Settlement Agreement.

(v)	Bank of America shall have no rights, and MGIC shall have no obligations, under Section 11(b).

13.	Release by MGIC Releasors.

(a)
Except as set forth in Sections 12 and 13(d), upon Bank of America and CHL dismissing any part of the Arbitration Action or the Litigation Action with prejudice pursuant to Section 6(d) or Section 6(e):

(i)
the MGIC Releasors shall be deemed to release and discharge as of the Initial Implementation Date the Bank of America Released Parties and the CHL Released Parties from any and all past, present, or future Causes of Action, whether such Causes of Action are known or unknown, foreseen or unforeseen, developed or undeveloped, discoverable or presently incapable of being discovered, relating in any way to any act, event or omission that occurred or should have occurred on or before the Initial Implementation Date with respect to the GSE/HFI Loans, and concerning the Mortgage Insurance Dispute (for the avoidance of doubt, the foregoing include all Causes of Action that were asserted, could have been asserted, or could have been asserted had there been no jurisdictional bars, by any MGIC Releasor in the Arbitration Action or the Litigation Action); and

(ii)
MGIC, on behalf of itself and all other MGIC Releasors, hereby covenants and agrees, not to initiate, on or after the Initial Implementation Date, any Cause of Action against any of the Bank of America Released Parties or the CHL Released Parties for any of the subject matter released by this Section 13(a), and covenants and agrees not to participate, assist, encourage or cooperate in any such Cause of Action.

(b)
In making a full and complete release as provided in Section 13(a), MGIC expressly waives and relinquishes all rights and benefits, which it has, or may have, under California Civil Code section 1542 or any similar statute in any other jurisdiction.  Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)
MGIC acknowledges that it is aware that it or another MGIC Releasor may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the Causes of Action released pursuant to this Section 13.  Notwithstanding any such different or additional facts, this release shall fully discharge each of the Bank of America Released Parties and the CHL Released Parties from any and all Causes of Action released pursuant to this Section 13.

(d)
Notwithstanding anything in this Section 13 to the contrary, and notwithstanding whether such claims were or could have been brought in the Arbitration Action or the Litigation Action, the release given in Section 13(a) does not apply to:

(i)	Any disputes or claims within the scope of the ADR Procedure set forth in Section 11(b), any Dispute within the scope of Section 11(c), and any Payment Dispute within the scope of Section 11(d);

(ii)	Any disputes or claims regarding payments to be made by Bank of America pursuant to an applicable Master Policy;

(iii)	Any disputes or claims involving Curtailments; and

(iv)	Any disputes or claims regarding [***].

14.	Release by Bank of America Releasors and CHL Releasors.

(a)
Except as set forth in Sections 12 and 14(d), upon Bank of America and CHL dismissing any part of the Arbitration Action or the Litigation Action with prejudice pursuant to Section 6(d) or Section 6(e):

(i)
the Bank of America Releasors and the CHL Releasors shall be deemed to release and discharge, as of the Initial Implementation Date, each of the MGIC Released Parties from any and all past, present, or future Causes of Action, whether such Causes of Action are known or unknown, foreseen or unforeseen, developed or undeveloped, discoverable or presently incapable of being discovered, relating in any way to any act, event or omission that occurred or should have occurred on or before the Implementation Date with respect to the GSE/HFI Loans, and concerning the Mortgage Insurance Dispute (for the avoidance of doubt, the foregoing include all Causes of Action that were asserted, could have been asserted, or could have been asserted had there been no jurisdictional bars, by any Bank of America Releasor or any CHL Releasor in the Arbitration Action or the Litigation Action); and

(ii)
Bank of America, on behalf of itself and all other Bank of America Releasors, and CHL, on behalf of itself and all other CHL Releasors, hereby covenant and agree, not to initiate, on or after the Initial Implementation Date, any Cause of Action against any of the MGIC Released Parties (i) for any of the subject matter released by this Section 14(a) or (ii) related to or arising from MGIC’s mortgage insurance coverage obligations with respect to any Subject Loans for which Bank of America or CHL has acted solely as a subservicer, and covenants and agrees not to participate, assist, encourage or cooperate in any such Cause of Action; provided that Bank of America and/or CHL may take such actions and provide such assistance permitted under Section 6(b).

(b)
In making a full and complete release as provided in Section 14(a), each of Bank of America and CHL expressly waives and relinquishes all rights and benefits, which it has, or may have, under California Civil Code section 1542 or any similar statute in any other jurisdiction.  Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)
Each of Bank of America and CHL acknowledges that it is aware that it or another Bank of America Releasor or CHL Releasor may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the Causes of Action released pursuant to this Section 14.  Notwithstanding any such different or additional facts, this release shall fully discharge each of the MGIC Released Parties from any and all Causes of Action released pursuant to this Section 14.

(d)
Notwithstanding anything in this Section 14 to the contrary, and notwithstanding whether such claims were or could have been brought in the Arbitration Action or the Litigation Action, the release given in Section 14(a) does not apply to:

(i)	Any disputes or claims within the scope of the ADR Procedure set forth in Section 11(b), any Dispute within the scope of Section 11(c), and any Payment Dispute within the scope of Section 11(d);

(ii)	Any actual or claimed acts, errors, mistakes or omissions [***];

(iii)	Any claims or disputes involving Curtailments; and

(iv)	Any claims by Bank of America or CHL that MGIC has reduced the amount of a Settlement Percentage Claim Payment due to the existence of a DPO.

15.	Indemnification.

(a)
An Indemnifying Party shall indemnify, defend and hold harmless the Indemnified Party from and against all Causes of Action asserted against, resulting to, imposed upon or incurred by, the Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of the Indemnifying Party contained in this Agreement, provided that, for the avoidance of doubt, Bank of America shall have no obligation to indemnify MGIC under this Section 15(a) for any action or inaction by CHL.

(b)
On and after the Initial Implementation Date, Bank of America shall indemnify all MGIC Released Parties from and against all Causes of Action asserted by [***], directly or indirectly, by reason of, arising out of or resulting from the actual or claimed obligation to pay any amount of money in respect of:

(i)	[***];

(ii)	[***];

(iii)	[***]; or

provided, however, that Bank of America shall not be required to so indemnify any MGIC Released Party under this Section 15(b) in respect of:

(A)	[***];

(B)	any actual or claimed acts, errors, mistakes or omissions in [***];

(C)	any Cause of Action brought by the OCI under Wisconsin Statute section 645.54;

(D)	any Cause of Action brought by any borrower or any successor in interest to any borrower, in each case, in such capacity, with respect to any Subject Loan;

(E)
any Cause of Action brought by any stockholder, employee, or employee benefit plan subject to the federal Employee Retirement Income Security Act of MGIC or its Affiliates, in each case, in such capacity; or

(F)	any action or inaction by CHL.

(c)
An Indemnified Party seeking indemnification under this Section 15 for any claim brought by a third party will: (i) give the Indemnifying Party prompt written notice of the claim; (ii) allow the Indemnifying Party to assume control of the defense and settlement of the claim, except to the extent that (A) such third party claim seeks an injunction or equitable relief against any Indemnified Party or (B) the Indemnifying Party has failed or is failing to defend in good faith such third party claim, in which case the Indemnified Party may reassume the defense of the claim and the Indemnifying Party shall pay the Indemnified Party’s costs and expenses, including attorneys’ fees, associated with such defense; (iii) consult and cooperate as reasonably requested by such Indemnifying Party in connection with the defense and any settlement of the claim; and (iv) not settle or compromise the claim without the written consent of the Indemnifying Party, which consent will not be unreasonably or untimely withheld, provided that no such consent shall be required for any such settlement or compromise that (A) is exclusively monetary and would not impose any injunctive or equitable relief on the Indemnified Party, (B) includes as a term thereof an unconditional release, given by the person(s) asserting such third party claim, of all Indemnified Parties from all liability with respect to such third party claim, and (C) does not contain an admission of liability on the part of any Indemnified Party.  The Indemnifying Party shall not consent to the entry of any judgment that would impose any injunctive or equitable relief on the Indemnified Party without the prior written consent of the Indemnified Party.

16.	Confidentiality.

(a)
The Parties covenant and agree to keep confidential the Confidential Information and further covenant and agree not to disclose or otherwise convey any portion of the Confidential Information outside of their respective organization except:

(i)	By written agreement of the Parties;

(ii)	To reinsurers, directly or through intermediaries in connection with claims for reinsurance, and to any arbitration panel, court or tribunal in reinsurance disputes;

(iii)	To any entity performing servicing functions with respect to a Subject Loan (including master servicers, servicers and subservicers of Subject Loans);

(iv)
To originators, directly or through intermediaries in the event Bank of America seeks to obtain repurchase based on a breach of a representation or warranty, and to any arbitration panel, court or tribunal in repurchase disputes;

(v)	To outside auditors, attorneys, accountants, regulators or consultants of any Party;

(vi)
By MGIC, to any third party for purposes of any Cause of Action asserted by such third party against MGIC with respect to which the Bank of America Releasors have released MGIC pursuant to Section 14 or for which Bank of America has indemnified MGIC pursuant to Section 15(b), provided that MGIC may make any such disclosure only if MGIC has complied with the notice and other procedures pursuant to Section 15(b);

(vii)	To regulators of any Party (including the OCI) and to the GSEs, and to any of the auditors, attorneys, accountants, or consultants of any such regulator or the GSEs;

(viii)
By MGIC, to financial institutions potentially providing funds to MGIC or an Affiliate of MGIC (and to financial institutions providing funds to such financial institutions), including to securities underwriters and their counsel;

(ix)
To the extent a Party is advised by its counsel (who may be internal counsel) that it or an Affiliate is required to do so by law, regulation, or the rules of a securities marketplace on which the securities of it or an Affiliate are traded (it being understood that, for this purpose, “law” includes a subpoena or similar demand issued in connection with an adversary proceeding).  Bank of America acknowledges and agrees that MGIC will make public disclosure of the contents of this Settlement Agreement and file this Settlement Agreement with the United States Securities and Exchange Commission or such securities marketplace, and that MGIC will seek confidential treatment of the contents of this Settlement Agreement as mutually agreed by the Parties; or

(x)	As provided in Section 16(b).

(b)
If any court, governmental agency, or regulatory body demands that a Party disclose any information contained in the Confidential Information to the public or to a third party other than the court, governmental agency or regulatory body, the Disclosee may, in the absence of a protective order, disclose such information to the extent that the Disclosee is advised in writing that it must do so by its legal counsel; provided that the Disclosee within two (2) business days of such demand shall, unless restrained by court order, provide written notice to the other Parties, shall provide as soon as practical copies of all notice papers, orders, requests or other documents in order to allow the other Parties to seek an appropriate protective order, and shall not disclose such information until five (5) business days after the Disclosee has given notice to the other Parties.  Notice under this Section 16(b) shall be made to the persons identified in Section 17(a).  The Disclosee shall cooperate fully with the other Parties, at the other Parties’ cost and expense, should one or more of the other Parties seek such an order.

(c)
In the event of any disputes between the Parties regarding this Settlement Agreement and/or any disputes pursuant to Sections 11(b), Disputes pursuant to Section 11(c), and/or any Payment Disputes pursuant to Section 11(d), the Parties agree to use their best efforts not to disclose any Confidential Information to any third parties other than the court, arbitrator(s) or any trier of fact.  To the extent this Settlement Agreement is to be used in any court filing or offered as evidence in any court proceeding, the Parties will use their best efforts consistent with applicable law to have the Settlement Agreement filed or marked under seal and enter into a confidentiality agreement restricting access to the Settlement Agreement to the parties to that litigation.  No Party to this Settlement Agreement will oppose any other Party’s request to have this Settlement Agreement filed or marked under seal.

17.	Notices and Payments.

(a)
Notices.  Except for notices and communications contemplated by Section 3 (Continuing Reconciliation; Finalizing Schedules; Manifest Error; Subject Loan Reports), Section 4 (Required Consents), Section 10 (Recently Rescinded Loans and Pending Rescission Loans; Perfection and Processing of Certain Claims; Perfection of Claims and Payment of Perfected Claims; MGIC Account; Request for Additional Documents; Delivery of Documents to Bank of America); and Section 11(b) (ADR Procedure), which shall be delivered in the ordinary course of business and as provided in such applicable Section of this Settlement Agreement, any notice or communications required or arising under, or relating to, this Settlement Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered via email, (ii) mailed by United States registered or certified mail, return receipt requested, (iii) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service, or (iv) delivered in person to the Parties and their counsel at the following addresses:

With respect to MGIC:

Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Executive Vice President and General Counsel
Email:  jeff_lane@mgic.com

With a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Chicago, Illinois  60654
Attention: Jeffrey A. Hall
Email: jeffrey.hall@bartlit-beck.com

With respect to Bank of America:

Bank of America
50 Rockefeller Plaza, 7th Floor
NY1-050-07-01
New York, NY 10020-1605
Attention: Christopher J. Garvey
Associate General Counsel – Litigation
Email: christopher.garvey@bankofamerica.com

Bank of America, N.A.
4500 Park Granada
Calabasas, CA  91302
Attention:  Anthony T. Meola
Senior Vice President
Business Operations Exec.
Email:   tony.meola@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

With respect to CHL:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA, 91302
Attention: Michael W. Schloessmann
President
Email: michael.schloessmann@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

(b)
Payments.  Absent any other written agreement signed by the Parties, all payments by the Parties under the terms of this Settlement Agreement and disbursements by the escrow agent from the Escrow Accounts shall be made by wire transfer to the following accounts:

to MGIC:
Bank:  [***]
Milwaukee, WI
ABA [***]
Account No. [***]
Account Name: [***]; and

to Bank of America:
Bank: [***]
ABA: [***]
Account Number: [***]
Account Name: [***]
Reference:  [***]

(c)
Changes. Any Party may change (i) the address to which notices and communications hereunder are to be delivered, or (ii) the account to which payments and disbursements are to be made, by giving the other Party notice in the manner set forth in this Section 17, provided that notice of a change in an account is effective with respect to a payment or disbursement only if given twenty (20) or more business days prior to the date such payment or disbursement is due to be made, unless otherwise agreed in writing by the Parties.

18.	Schedules and Exhibits.

This Settlement Agreement includes the following Schedules and Exhibits, each of which is incorporated herein by this reference:

Schedules

Schedule 1	-	Covered Loans
Schedule 2	-	Past Coverage Determination Loans
Schedule 3	-	Recently Paid Loans
Schedule 4	-	Recently Rescinded Loans
Schedule 5	-	Past Paid Loans
Schedule 6	-	Reinstatement Loans
Schedule 7	-	True-Up Loans
Schedule 8	-	Pending Rescission Loans
Schedule 9	-	Recently Denied Loans
Schedule 10	-	[***]

Exhibits

Exhibit A	-	[Deliberately omitted.]
Exhibit B	-	List of Documents Required to Perfect a Claim
Exhibit C	-	Origination Documents Required Due to State Regulation
Exhibit D	-	OCI Interpretive Letter
Exhibit E	-	Required Consent Language – GSE
Exhibit F	-	Exclusions
Exhibit G	-	[Deliberately Omitted]
Exhibit H	-	Escrow Agreement
Exhibit I	-	Form of Subject Loan Report
Exhibit J	-	Form of Stipulation and Order of Dismissal
Exhibit K	-	Form of UCC-1 Financing Statement (Section 2(e)(i))
Exhibit L	-	[Deliberately omitted.]
Exhibit M	-	Form of Bank of America Share Report
Exhibit N	-	Illustrative Settlement Percentage Claim Payment Calculations

19.	Miscellaneous Provisions.

(a)
No Admission.  The Parties agree that this Settlement Agreement is entered in compromise of claims that are disputed as to both liability and damages and that this Settlement Agreement shall be deemed to be subject to Fed. R. Civ. P. 408, Cal. Evid. Code § 1152 and any other similar provision regarding the admissibility of offers to compromise disputed claims.  This Settlement Agreement and any negotiations leading thereto do not constitute an admission of any fact or claim by any Party with respect to any matter.  This Settlement Agreement shall not be used as an admission against any Party in this or any other past, present or future claim or matter; provided, however, that nothing in this Section 19(a) shall preclude the use of the Settlement Agreement to enforce the Settlement Agreement.  Except as expressly stated herein, neither this Settlement Agreement nor any provision herein shall be considered or treated as a precedent, either for purposes of the Parties’ or any of their Affiliates’ future dealings or otherwise.  The Parties understand and agree that no Party, by entering this Settlement Agreement, admits the accuracy of any position advanced by any other person whatsoever, and that any resolution reached, whether by mutual agreement or by further arbitration in accordance with the terms of this Settlement Agreement, is the resolution of a disputed claim.

(b)
Successors, Assignees, and Third Party Beneficiaries.  All terms and conditions of this Settlement Agreement shall be binding on the successors and assignees of each Party; provided that (i) no assignment by a Party shall operate as a release of such Party from any obligations under this Settlement Agreement; (ii) subject to the requirements of the applicable Master Policy, Bank of America may assign any servicing rights or obligations with respect to any Subject Loan to any assignee that is an approved servicer (as contemplated by the applicable Master Policy), and such assignee shall be entitled to the benefit of any provision of this Settlement Agreement only if (x) Bank of America gives prior written notice to MGIC of such assignment if and only to the extent required under the applicable Master Policy and (y) such assignee agrees to be bound by all of the provisions hereof, and (iii) an assignee which is not bound by the provisions hereof may nonetheless participate in the ADR Procedure as expressly provided in Section 11(a).  Nothing expressed or referred to in this Settlement Agreement is intended or shall be construed to give any person other than MGIC and Bank of America, and to the extent identified in this Settlement Agreement, CHL, any legal or equitable right, remedy, or claim under or with respect to this Settlement Agreement or any provisions contained herein, or in any arbitration or litigation arising out of this Settlement Agreement, except as expressly provided in this Settlement Agreement, including, but not limited to, the releases and indemnification of the MGIC Released Parties, the Bank of America Released Parties, and the CHL Released Parties provided in Sections 13, 14, and 15.

(c)
Governing Law.  Except as provided in Section 11(d)(iv), this Settlement Agreement and any Cause of Action arising under or related to this Settlement Agreement or the settlement effected by this Settlement Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the law of conflicts.

(d)
Interpretation.  This Settlement Agreement shall not be construed against any Party, but shall be construed as if the Parties jointly prepared the Settlement Agreement and any uncertainty and ambiguity shall not be interpreted against any one Party.  The use of any gender in this Settlement Agreement shall be deemed to be or include the other genders, including neuter, and the use of the singular shall be deemed to be or include the plural (and vice versa) wherever applicable. The use of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not any “no limitation” language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  All references to “Section,” “clause,” “recital,” “Schedule” or “Exhibit” shall be deemed to refer to the Sections, clauses, recitals, Schedules or Exhibits of this Settlement Agreement. The words “this Settlement Agreement,” “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Settlement Agreement as a whole and not to a particular section, subsection, clause or other subdivision of this Agreement, unless the context otherwise requires.

(e)
Severability.  If any provision of this Settlement Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Settlement Agreement shall remain in full force and effect and shall be binding upon the Parties, subject to the provisions of Section 12, including, but not limited to, any modifications as contemplated by Section 12(b).

(f)
Headings.  The headings and subheadings contained in this Settlement Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Settlement Agreement or any provision hereof.

(g)
Amendment and Waiver.  No change or amendment shall be valid unless it is made in writing and executed by the Parties to this Settlement Agreement.  No specific waiver of any of the terms of this Settlement Agreement shall be considered as a general waiver. All waivers of this Settlement Agreement must be in writing and signed by or on behalf of the Party waiving its rights.  No delay or failure on the part of any Party to exercise any right, remedy, power or privilege under this Settlement Agreement shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right, remedy, power or privilege precludes other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(h)
Costs.  The Parties agree that they are solely responsible for their own attorneys’ fees, costs and expenses incurred in connection with the Mortgage Insurance Dispute, the Arbitration Action, the Litigation Action or dispute resolution pursuant to Section 11 (except as expressly provided otherwise in Section 11) and the execution, delivery and implementation of this Settlement Agreement.

(i)
Advice of Counsel.  Each of the Parties acknowledges that it has had the advice of counsel in connection with this Settlement Agreement, and has entered into this Settlement Agreement freely after reviewing this Settlement Agreement with counsel.

(j)
Corporate Existence and Authority. Each of the Parties represents that (1) it is validly existing under the laws of its chartering authority and has full power and authority to conduct its business as now conducted by it, (2) it has full power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder, (3) it has taken all necessary corporate action to authorize the execution and delivery of this Settlement Agreement and the performance of its duties and obligations contemplated hereby, (4) none of such execution, delivery, or performance of this Agreement and the transactions contemplated hereby: (A) conflicts with the obligations of such Party under any material agreement binding upon it; (B) requires any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental authority, agency or instrumentality, or any third party, except for (i) any authorization, consent, approval, registration, declaration, filing, or notice that has been obtained or given prior to the date hereof and (ii) the Required Consents; (C) results in, or requires, the creation or imposition of any lien or other charge upon or with respect to any of the assets now owned or hereafter acquired by a Party, (5) this Settlement Agreement, upon execution and delivery, is a valid and binding agreement, enforceable against it in accordance with the terms of this Settlement Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium, insurers’ rehabilitation and liquidation, and other similar laws affecting creditor’s rights generally and general principles of equity.

(k)
Certain Representations.  MGIC represents and warrants to Bank of America as of the Signing Date, and shall be deemed to represent and warrant to Bank of America as of (x) MGIC’s deposit of the Settlement Payment and the Denial Settlement Payment into the Escrow Accounts and (y) the Initial Implementation Date, that:

(i)
MGIC (a) is not and, immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the other transactions contemplated hereby, will not be insolvent (as such term is defined in Wisconsin Statute section 600.03), and (b) has received “reasonably equivalent value” as that term is used by the Uniform Fraudulent Transfer Act (“UFTA”) and “fair consideration” as that term is used by the Uniform Fraudulent Conveyance Act (“UFCA”) in exchange for any payments made by MGIC pursuant to this Settlement Agreement, including, but not limited to, the Settlement Payment and the Denial Settlement Payment, and performance by MGIC of its other obligations hereunder, each in accordance with the terms and conditions of this Settlement Agreement and the Escrow Agreement.

(ii)
MGIC has made available to Bank of America true and complete copies of (A) the unaudited statutory annual statements of MGIC, containing the annual statutory statements of assets, liabilities and capital and surplus of MGIC as at December 31, 2012, 2011 and 2010 and the related statements of income, which include changes in statutory capital and surplus accounts, and cash flows for the fiscal years then ended, together with all exhibits, schedules and notes thereto and any related certifications filed with the OCI, and (B) the audited statutory financial statements of MGIC containing the annual statutory statements of admitted assets, liabilities and capital and surplus of MGIC as at December 31, 2011 and 2010 and the related statutory statements of operations, statutory statements of capital and surplus and statutory statements of cash flows for the fiscal years then ended, together with all exhibits, schedules and notes thereto (the portion of the documents referred to in the foregoing clauses (A) and (B) that are financial statements are collectively referred to as the “Statutory Statements” and the remaining portion of such documents is the “Additional Items”).  The Statutory Statements (A) have been derived from the books and records of MGIC, (B) have been prepared in accordance with all applicable laws and applicable accounting principles, (C) have been timely filed with or submitted to the OCI on forms prescribed or permitted by the OCI and (D) fairly present in all material respects, in accordance with applicable accounting principles, the statutory financial position, results of operations and cash flows, assets, liabilities, capital and surplus, changes in statutory surplus and cash flows of MGIC as at the respective dates of, and for the periods referred to in, the Statutory Statements (to the extent presented in such statements).  The Additional Items (A) have been derived from the books and records of MGIC, except that this subclause (A) does not apply to the portion of the Additional Items that are certifications, (B) have been prepared in accordance with all applicable laws, and (C) have been timely filed with or submitted to the OCI on forms prescribed or permitted by the OCI.

(iii)
MGIC is not the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency, bankruptcy or other equivalent proceeding.  MGIC has not received any oral or written notice from any governmental authority, including the OCI, threatening to seek to initiate any such proceeding.

(l)
Counterparts.  This Settlement Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all Parties. Signatures of the Parties transmitted by fax or .pdf shall be deemed to be their original signatures for all purposes.

(m)
Entire Agreement.  This Settlement Agreement, together with the attached Schedules and Exhibits (whether such Exhibits are executed or not), the letter agreement between the Parties dated December 10, 2012, the Confidential Settlement Agreement and Release, among MGIC, CHL and Bank of America, of even date herewith, to the extent expressly referenced in this Settlement Agreement, each document executed by the Parties that expressly references this Section 19(m), and the Master Policy to the extent that the terms and conditions of this Settlement Agreement do not supersede the terms and conditions of an applicable Master Policy, constitutes the entire agreement between the Parties with respect to the subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements, discussions and correspondence, including agreements in principle, drafts, descriptions of this Settlement Agreement, and prior written agreements.  The Parties further acknowledge and represent that other than as specifically stated herein, no promises or inducements have been offered for this Settlement Agreement, and this Settlement Agreement is executed without reliance by either Party on any representation, statement, report or analysis of any other Party or any of their respective representatives concerning or relating to this Settlement Agreement or the settlement effected hereby.

(n)
Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Settlement Agreement is not performed in accordance with its specific terms or otherwise is breached. Each of the Parties agrees that any Party shall be entitled, in addition to any other remedy at law or in equity, to enforce the terms of this Settlement Agreement through an arbitration award seeking a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or the posting of any bond.

(o)	Further Assurances. The Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Settlement Agreement.

[The following page is the signature page.]

IN WITNESS WHEREOF, the Parties and CHL have executed this Settlement Agreement as of the date first stated above.

MORTGAGE GUARANTY INSURANCE CORPORATION	BANK OF AMERICA, N.A.
/s/ Anthony T. Meola
/s/ Patrick Sinks	Name: Anthony T. Meola
Name: Patrick Sinks	Title: Senior Vice President
Title: President and Chief Operating Officer

COUNTRYWIDE HOME LOANS, INC.

/s/ Michael Schloessmann
Name: Michael Schloessmann
Title: President

Exhibit B

Documents Required to Perfect a Claim

Execution Copy

EXHIBIT B

DOCUMENTS REQUIRED TO PERFECT A CLAIM

Defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) and references to Exhibits are to Exhibits to the Settlement Agreement.

•	Declaration of loss, including Lender’s calculation of the Claim Amount, prepared by Lender

A copy of each of the following documents:

•	[***]
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•	[***]
•	[***]
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If MGIC is exercising its right to acquire a property, the original of each of the following:

•	[***]
•	[***]

Exhibit C

Origination Documents Required for Fraud Investigations
Due to State Regulations

Execution Copy

EXHIBIT C

ORIGINATION DOCUMENTS REQUIRED FOR FRAUD INVESTIGATIONS DUE TO STATE REGULATIONS

Defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) and references to Exhibits are to Exhibits to the Settlement Agreement.

A copy of each of the following, as requested pursuant to the Settlement Agreement:

●	Loan application (1003)
●	Appraisal and satisfactory completion certificate, if applicable
●	Verification of income – pay stubs/W2s, if applicable to loan type
●	Verification of employment, if applicable to loan type
●	Tax returns, if applicable to loan type
●	Credit reports
●	Verification of deposits or bank statements, if applicable to loan type
●	Transmittal summary (1008)
●	HUD 1 settlement statement
●	Note
●	Mortgage or deed of trust
●	Purchase agreement or sales contract
●	Escrow instructions
●	Gift letter and supporting documentation, if applicable
●	Title commitment
●	Closing instructions
●	IRS form 4506, if applicable
●	Underwriter conditions
●	Underwriter approval form
●	Automated findings report (AUS results)
●	Foreclosure and Bankruptcy Affidavit, Declaration and Sworn Statement Preparation PP (122407) pursuant to the DOJ Settlement, if applicable
●	Any other document to which MGIC is entitled under the applicable Master Policy (without regard to Exhibits B and F)

Exhibit D

Form of OCI Interpretive Letter

EXHIBIT D

OCI INTERPRETIVE LETTER

[Letterhead of State of Wisconsin / Office of the Commissioner of Insurance]

Re: Stipulation and Order dated November 29, 2012 in the Matter of Case No. 12-C35029 (the “Order”)

Dear Mr. [MGIC officer]:

Mortgage Guaranty Insurance Corporation (“MGIC”) has provided this Office with a final draft of each of (i) the Confidential Settlement Agreement and Release to be entered into by and among MGIC, Countrywide Home Loans, Inc., and Bank of America, N.A., in its capacity as master servicer or servicer, and (ii) the Confidential Settlement Agreement and Release to be entered into by and between MGIC and Bank of America, N.A., on its own behalf and  as successor to the entities referred to therein (each such Agreement is hereinafter individually referred to as the “Agreement”).  MGIC is not subject to any statutory obligations or supervisory orders which would subject either Agreement to approval or disapproval by this Office.

This letter will confirm that MGIC does not fail to honor its payment obligations within the meaning of paragraph (1)(B) of the Order when MGIC makes payments pursuant to a consensual, binding agreement between MGIC and any of its policyholders to resolve a bonafide dispute between them as to claims or demands arising from or relating to an insurance policy issued by MGIC. Accordingly, the provisions of paragraph (1)(B) of the Order shall not apply to the disputed claims to be satisfied and resolved pursuant to each Agreement. The provisions of paragraph (1)(B) would apply, however, if MGIC failed to honor its obligations to pay claims that it believed in good faith were valid pursuant to each Agreement or any other settlement agreement.

Sincerely,

Exhibit E

Required Consent Language – GSE

Exhibit E – Form of GSE Consent

The [Federal National Mortgage Association (“Fannie Mae”)/Federal Home Loan Mortgage Corporation (“Freddie Mac”)] has been asked to review the Settlement Agreement by and between Mortgage Guaranty Insurance Corporation (“MGIC”), and Bank of America, N.A. (as a successor to each of BAC Home Loans Servicing and Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”), dated April [__], 2013 (the “Settlement Agreement”), and to approve of and consent to the Settlement Agreement’s terms and execution, including Section 4(a) and Section 8 of the Settlement Agreement. Capitalized terms not defined in this consent have the meanings given them in the Settlement Agreement.

[Fannie Mae/Freddie Mac] approves of and consents to the Settlement Agreement’s terms and execution.  [Fannie Mae/Freddie Mac] understands that in consenting to the Settlement Agreement, it is also consenting to, and joins in as if named as the releasor therein, the releases set forth in Sections 13 and 14 of the Settlement Agreement, intending by so doing to benefit specifically each of the Bank of America Released Parties and the MGIC Released Parties, respectively.

[Fannie Mae/Freddie Mac] acknowledges and agrees that its consent to the Settlement Agreement inures to the benefit of Bank of America and MGIC.

Exhibit F

Exclusions

Execution Copy

EXHIBIT F

EXCLUSIONS

Defined terms have the meaning given them in the applicable Master Policy (as defined in the Settlement Agreement) or, where noted, in the Settlement Agreement.

Flow Policy #71-7135 (8/94)

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•	[***]

Execution Copy

Select Master Policy for Multiple Loan Transactions #71-70283 (2/05)

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o	[***]

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•	[***]

Execution Copy

Master Policy for Multiple Loan Transactions #71-70276 (2/05)

•	[***]

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o	[***]

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Exhibit H

MGIC Escrow Agreement

Execution Copy

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of April 19, 2013 (“Escrow Agreement”), is by and between Mortgage Guaranty Insurance Corporation (“MGIC”), Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).  MGIC and Bank of America are sometimes referred to collectively in this Escrow Agreement as the “Parties.”

BACKGROUND

A.  The Parties have entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”), dated as of April 19, 2013, pursuant to which the Parties have resolved their claims and differences with respect to Subject Loans.  The Settlement Agreement provides that the Parties shall deposit the Escrow Funds (defined below) in segregated escrow accounts to be held by Escrow Agent, and disbursed to the Parties as jointly instructed by the Parties in writing.  Capitalized terms not otherwise defined in this Escrow Agreement have the meanings given them in the Settlement Agreement.

B.  Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement and as instructed by MGIC and Bank of America pursuant to the Settlement Agreement.

C.  Pursuant to the Settlement Agreement, MGIC and Bank of America have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

D.  In order to establish the escrow of funds and to effect the provisions of the Settlement Agreement, the Parties and Escrow Agent have entered into this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.             Definitions.  The following terms shall have the following meanings when used herein:

“Bank of America Representatives” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Bank of America and delivered to Escrow Agent and the MGIC Representatives in accordance with the notice provisions of this Escrow Agreement, to act as its representative(s) under this Escrow Agreement.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Escrow Period” shall mean the period commencing on the date hereof and ending twelve (12) months later, unless earlier terminated or extended by agreement of the Parties and Escrow Agent.

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

“MGIC Representatives” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by MGIC and delivered to Escrow Agent and the Bank of America Representatives in accordance with the notice provisions of this Escrow Agreement, to act as its representative(s) under this Escrow Agreement.

“Representatives” shall mean the MGIC Representatives and the Bank of America Representatives.

2.             Appointment of and Acceptance by Escrow Agent.  The Parties hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3.             Deposit of Escrow Funds.  Within five (5) business days of the Signing Date of the Settlement Agreement, and simultaneously with or after the execution and delivery of this Escrow Agreement, the Parties will transfer the Escrow Funds in the below amounts.  Upon receipt of any portion of the Escrow Funds, Escrow Agent shall acknowledge the receipt and deposit of each subject portion to the Parties and counsel identified in Section 17(a) of the Settlement Agreement, and Section 14 of this Escrow Agreement.

a.           MGIC shall deposit the Settlement Payment and the Denial Settlement Payment by wire transfer of immediately available funds to an account designated by Escrow Agent.

b.           Bank of America shall deposit the Reimbursement Payment by wire transfer of immediately available funds to an account designated by Escrow Agent.

The deposits by each of MGIC and Bank of America shall be made to and held in a separate account, segregated from the deposit(s) by the other Party made pursuant to this Escrow Agreement and from all other funds and accounts held by the Escrow Agent.

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4.             Disbursements of Escrow Funds; Acknowledgement of Security Interests in Disbursement Rights.  Escrow Agent shall disburse the Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction pursuant to Section 8 of the Settlement Agreement.  Such Joint Written Direction shall contain wiring instructions or an address to which one or more checks shall be sent.  Upon the expiration of the Escrow Period, Escrow Agent shall distribute, as promptly as practicable, any remaining Escrow Funds as set forth in a Joint Written Direction, or if Escrow Agent has not received such Joint Written Direction, Escrow Agent may take action pursuant to Section 5 of this Agreement.  All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Persons (as defined below) pursuant to Section 10 and Section 11 below.  Escrow Agent acknowledges the security interest granted by MGIC to Bank of America, pursuant to Section 2(e)(i) of the Settlement Agreement, in all of MGIC’s right, title and interest in and to any and all disbursements from the Escrow Accounts (as defined in the Settlement Agreement) to which MGIC is entitled pursuant to the terms and conditions of this Escrow Agreement or the Settlement Agreement, as security for the full performance of MGIC’s obligations under this Escrow Agreement and the Settlement Agreement.

5.             Suspension of Performance; Disbursement Into Court.  If, at any time, (i) there shall exist any dispute between MGIC, Bank of America or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.           suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b.           petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to MGIC, Bank of America, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

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6.           Investment of Funds.  Escrow Agent shall hold the Escrow Funds in interest-bearing accounts, and shall disburse the Escrow Funds and any proceeds solely as provided by the Parties pursuant to a Joint Written Direction.  The Escrow Funds shall be held only for the purpose and subject to the terms and conditions set forth in the Settlement Agreement, and shall not be subject to any lien, attachment, trusteeship or any judicial process.  No third parties or their respective creditors shall have any right to, or claim respecting, the Escrow Funds.

Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto.  MGIC and Bank of America may provide instructions changing the investment of the Escrow Funds by the furnishing of a Joint Written Direction to Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated money market deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody's and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates.

Each of the foregoing investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after twelve o’clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota, are open for business.

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7.           Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the MGIC and Bank of America specifying a date when such resignation shall take effect.  Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent's resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be Escrow Agent under this Escrow Agreement without further act.

8.           Liability of Escrow Agent.  Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein.  Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the MGIC or Bank of America.  Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, the accounts in which Escrow Funds are deposited, this Escrow Agreement or the Settlement Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  MGIC and Bank of America, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

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Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.             Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, MGIC and Bank of America, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Persons”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Persons, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation MGIC or Bank of America, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Person is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. Each Indemnified Person shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the MGIC and Bank of America jointly and severally.   The obligations of MGIC and Bank of America under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by MGIC or Bank of America of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between MGIC and Bank of America, the respective rights and obligations of MGIC, on the one hand, and Bank of America, on the other hand, under the Settlement Agreement.

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10.           Fees and Expenses of Escrow Agent.  Escrow Agent shall be compensated for its services hereunder in accordance with Schedule A attached hereto.  The Parties shall be equally responsible for all of the compensation and reimbursement obligations set forth in this Section 10, and such compensation and reimbursement obligations shall be equally payable by the Parties, upon demand by Escrow Agent.  Obligations under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Person is entitled to seek indemnification pursuant to Section 9 hereof).  Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself or any Indemnified Person in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements.  Bank of America, MGIC and the Representatives hereby grant to Escrow Agent and the Indemnified Persons a security interest in and lien upon the Escrow Funds to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds.  If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, MGIC and Bank of America shall promptly pay such amounts to Escrow Agent or any Indemnified Person upon receipt of an itemized invoice.

11.           Representations and Warranties.  Each of MGIC and Bank of America respectively makes the following representations and warranties to Escrow Agent:

(i)          It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii)         This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(iii)        The execution, delivery, and performance of this Escrow Agreement is in accordance with the Settlement Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Settlement Agreement, to which it is a party or any of its property is subject.

(iv)       The applicable persons designated on Schedule C hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

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(v)         No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)        All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

12.           Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  MGIC and Bank of America acknowledge that a portion of the identifying information set forth herein is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and MGIC and Bank of America agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

13.           Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that a federal court in New York shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties agree that a California federal court shall have sole and exclusive jurisdiction.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14.           Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or email (with confirmed receipt) to the address or email address set forth in this section 14, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth herein, or to such other address as each party may designate for itself by like notice.

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If to MGIC at:

Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Executive Vice President and General Counsel
Email:  jeff_lane@mgic.com

With a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Chicago, Illinois  60654
Attention: Jeffrey A. Hall
Email: jeffrey.hall@bartlit-beck.com

If to Bank of America at:

Bank of America
50 Rockefeller Plaza, 7th Floor
NY1-050-07-01
New York, NY 10020-1605
Attention: Christopher J. Garvey
Associate General Counsel – Litigation
Email: christopher.garvey@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
Los Angeles, CA 90071
Attention: David Halbreich
Email: dhalbreich@reedsmith.com

If to Escrow Agent at:

U.S. Bank National Association, as Escrow Agent
1555 N RiverCenter Drive Suite 203
Milwaukee, WI 53212
Attention:  Peter Brennan
Email:  Peter.Brennan@USBank.com

15.           Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

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16.           Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.           Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18.           Entire Agreement.  This Escrow Agreement and the Settlement Agreement constitute the entire agreement between the parties relating to the deposit, holding, investment and disbursement of the Escrow Funds, and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.  Each of the Parties acknowledges the intent and covenants set forth in Section 2(d) of the Settlement Agreement.  In the event of any conflict between this Escrow Agreement and such Section 2(d), then, to the maximum extent permitted by law, such Section 2(d) shall govern.

19.           Binding Effect.  All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of MGIC, Bank of America and Escrow Agent.

20.           Execution in Counterparts.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

21.           Termination.  Upon the first to occur of the termination of the Escrow Period, the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 4 or Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

22.           Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the MGIC or Bank of America and become pecuniarily interested in any transaction in which the MGIC or Bank of America may be interested, and contract and lend money to the MGIC or Bank of America and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude Escrow Agent from acting in any other capacity for the MGIC or Bank of America or for any other entity.

23.           Security Advice Waiver.  The Representatives acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Representatives the right to receive brokerage confirmations for certain security transactions as they occur, the Representatives specifically waive receipt of such confirmations to the extent permitted by law.  Escrow Agent will furnish the Representatives periodic cash transaction statements that include detail for all investment transactions made by Escrow Agent.

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24.           Tax Reporting.  Escrow Agent shall have no responsibility for the tax consequences of this Escrow Agreement and hereby advises each party to consult with independent counsel concerning any tax ramifications.  Any interest or income on the Escrow Funds shall be reported on a cash basis unless determined otherwise in accordance with the terms of this Escrow Agreement.

[Remainder of this page intentionally left blank; signature page follows.]

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           IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

MORTGAGE GUARANTY INSURANCE CORPORATION	BANK OF AMERICA, N.A.

Name:	Name:
Title:	Title:

U.S BANK NATIONAL ASSOCIATION as Escrow Agent

Name:
Title:

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SCHEDULE A

Schedule of Fees for Services as Escrow Agent
Due Upon Execution of Escrow Agreement

I.	Acceptance Fee:
$1,000.00
The acceptance fee includes the administrative review of documents, initial set-up of each account, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.

II.	Annual Administration Fee:
$3,500.00
Annual administration fee for performance of the routine duties of Escrow Agent associated with the management of each account.  Administration fees are payable in advance.

III.	Out-of-Pocket Expenses:
At Cost
Out of pocket expenses outside of wire charges will be billed back at cost.

IV.	Extraordinary Expenses:
Reimbursement of Agent’s fees incurred including but not limited to reasonable attorney’s fees and expenses.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.   Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers.  U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, for the benefit of MGIC and Bank of America, as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account.  The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

MGIC Representatives:

           The following person(s) are hereby designated and appointed as the MGIC Representatives with respect to the Settlement Payment and Denial Settlement Payment under the Escrow Agreement:

Name: [***]
Title: [***]

Name: [***]
Title: [***]

Name: [***]
Title: [***]

Bank of America Representative(s):

The following person(s) are hereby designated and appointed as the Bank of America Representatives with respect to the Reimbursement Payment under the Escrow Agreement.

Name: [***]
Title: [***]

Name: [***]
Title: [***]

Name: [***]
Title: [***]

Exhibit I

Form of Subject Loan Report

Subject Loan Report - Exhibit I

Field Name	Description
MGIC Certificate Number	The number assigned by the mortgage insurance company to track the primary insurance coverage on the loan
Recon ID Number	The number assigned by Bank of America and MGIC to identify the loan for reconcilation purposes.
Borrower Name	Names of borrower(s)
Servicer Name *	Name of entity servicing the loan
Servicer Loan Number *	The current loan number assigned to the loan
Payee Name	Entity to whom MGIC directed the claim payment
Resolved Claim Method	Paid, rescinded, denied, canceled, or withdrawn
Claim Type	Initial or supplemental
Claim Filed Date	Date the claim was filed by the servicer or GSE
Claim Resolution Date	Date claim paid, rescinded, denied, canceled or withdrawn
Submitted Claim Amount ($)	Claim amount submitted by servicer or GSE prior to any corrections and curtailments under the applicable Master Policy
Adjusted Claim Amount ($)	Claim amount after corrections and curtailments under the applicable Master Policy
Mortgage Insurance Coverage Percentage (%)	MGIC percentage of coverage for the loan
Claim Benefit Amount	The Loss amount which resulted from multiplying the Adjusted Claim Amount by the Mortgage Insurance Coverage Percentage
Settlement Percentage (%)	The Settlement Percentage applicable to the loan based on Category classification
Settlement Percentage Claim Payment ($)	The amount that MGIC paid which resulted from multiplying the Settlement Percentage by the Claim Benefit Amount
Settlement Percentage Reduction ($)	Amount by which the Claim Benefit Amount was reduced as a result of MGIC paying the Settlement Percentage Claim Payment Amount

*	May not be current information and will only be updated upon resolution of a claim.

Exhibit J

Form of Stipulation and Order of Dismissal

Execution Copy

David E. Weiss (SBN 148147)
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105-3659
Telephone: (415) 543-8700
Facsimile:  (415) 391-8269
dweiss@reedsmith.com

David M. Halbreich (SBN 138926)
Reed Smith LLP
355 South Grand Avenue
Suite 2900
Los Angeles, CA 90071
Telephone:  (213) 457-8000
Facsimile: (213) 457-8080
dhalbreich@ReedSmith.com

Roxanne M. Anderson (SBN 244935)
Reed Smith LLP
10 South Wacker Drive
40th Floor
Chicago, IL 60606-7507
Telephone:  (312) 207-1000
Facsimile: (312) 207-6400
randerson@reedsmith.com

Attorneys for Plaintiffs COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA – SAN FRANCISCO

COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A. (successor to BAC Home Loans Servicing, LP and f/k/a Countrywide Home Loans Servicing, LP),

Plaintiffs,

v.

MORTGAGE GUARANTY INSURANCE CORPORATION,

Defendant.

Case No. C 10 0233 JSW STIPULATION OF DISMISSAL Honorable Jeffrey S. White

Case No. C 10 0233 JSW

STIPULATION OF DISMISSAL

Execution Copy

It is hereby stipulated by and between Countrywide Home Loans, Inc. (“CHL”), Bank of America, N.A. (“BANA”), and Mortgage Guaranty Insurance Corporation (“MGIC”) that pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii) and based on the Confidential Settlement Agreement and Release, dated April 19, 2013, by and among MGIC, CHL, and BANA, in its capacity as master servicer or servicer (the “CHL Settlement Agreement”) (a copy of which, as filed with the Securities and Exchange Commission, is attached as Exhibit A), and the Confidential Settlement Agreement and Release, dated April 19, 2013, by and between MGIC and BANA (the “BANA Settlement Agreement,” a copy of which, as filed with the Securities and Exchange Commission, is attached as Exhibit B, together with the CHL Settlement Agreement, the “Settlement Agreements”), the above-captioned action is dismissed with prejudice as to the loans listed on Exhibit C and without prejudice as to the loans listed on Exhibit D.  This dismissal expressly is conditioned upon and based on the attached Settlement Agreements.

Each party shall bear its own costs and attorneys’ fees.

Dated:		Bartlit Beck Herman Palenchar & Scott LLP

	By:	/s/ Andrew C. Baak
Jeffrey A. Hall
Joseph C. Smith, Jr.
Andrew C. Baak
Attorneys for Defendant
MORTGAGE GUARANTY INSURANCE CORPORATION

Reed Smith LLP

By:	/s/ David M. Halbreich
David M. Halbreich
David E. Weiss
Roxanne M. Anderson
Attorneys for Plaintiffs
COUNTRYWIDE HOME LOANS, INC., and BANK OF AMERICA, N.A.

Case No. C 10 0233 JSW

STIPULATION OF DISMISSAL

2

Execution Copy

AMERICAN ARBITRATION ASSOCIATION

MORTGAGE GUARANTY INSURANCE CORPORATION, Claimant, v. COUNTRYWIDE HOME LOANS, INC. and BAC HOME LOANS SERVICING, LP, Respondents.	No. 51 148 Y 00398 10 STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

The Panel, having reviewed the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and among Claimant and Counterclaim Respondent Mortgage Guaranty Insurance Corporation (“MGIC”) and Respondent and Counterclaim Claimants Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A. (“BANA”) (in its capacity as master servicer or servicer) (the “CHL Settlement Agreement,” attached as Exhibit A), and the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and between MGIC and BANA, as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP, on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”) (the “BANA Settlement Agreement,” attached as Exhibit B; the CHL Settlement Agreement and the BANA Settlement Agreement are referred to collectively as the “Settlement Agreements”), and GOOD CAUSE APPEARING THEREFOR:

HEREBY ORDERS, ADJUDGES, AND DECREES:

Based on the joint submission of MGIC, CHL, and BANA, and pursuant to the terms and conditions of the applicable Settlement Agreement(s), which is/are incorporated by reference, all claims in this arbitration related to the loans listed on Exhibit C are dismissed with prejudice as specified in Section 6(d) of the BANA Settlement Agreement.

The Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit C.

The Panel shall retain jurisdiction over claims in this matter related to loans not listed on Exhibit C while the parties seek consent to resolve such claims pursuant to the terms of the CHL Settlement Agreement.

Each party shall bear its own attorneys’ fees and costs.

IT IS SO ORDERED

Dated: ____________, 2013

Arbitration Panel

Execution Copy

AMERICAN ARBITRATION ASSOCIATION

MORTGAGE GUARANTY INSURANCE CORPORATION, Claimant, v. COUNTRYWIDE HOME LOANS, INC. and BAC HOME LOANS SERVICING, LP, Respondents.	No. 51 148 Y 00398 10 STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

The Panel, having previously reviewed the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and among Claimant and Counterclaim Respondent Mortgage Guaranty Insurance Corporation (“MGIC”) and Respondent and Counterclaim Claimants Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A. (“BANA”) (in its capacity as master servicer or servicer) (the “CHL Settlement Agreement”), and the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and between MGIC and BANA, as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP, on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”) (the “BANA Settlement Agreement;” the CHL Settlement Agreement and the BANA Settlement Agreement are referred to collectively as the “Settlement Agreements”), and GOOD CAUSE APPEARING THEREFOR:

HEREBY ORDERS, ADJUDGES AND DECREES:

1. Based on the joint submission of MGIC, CHL, and BANA and consents obtained on behalf of certain loans, and pursuant to the terms and conditions of the Settlement Agreement(s), which is/are incorporated by reference, all claims in this arbitration related to the loans listed on Exhibit A are dismissed with prejudice as specified in Section 6(d) of the CHL Settlement Agreement.

The Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit A.

Except for claims related to loans that have previously been dismissed with prejudice, the Panel shall retain jurisdiction over claims in this matter related to loans not listed on Exhibit A while the parties continue to seek consent to include additional loans in the CHL Settlement Agreement.

Each party shall bear its own attorneys’ fees and costs.

IT IS SO ORDERED

Dated: ____________, 2013

Arbitration Panel

Execution Copy

AMERICAN ARBITRATION ASSOCIATION

MORTGAGE GUARANTY INSURANCE CORPORATION, Claimant, v. COUNTRYWIDE HOME LOANS, INC. and BAC HOME LOANS SERVICING, LP, Respondents.	No. 51 148 Y 00398 10 STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

The Panel, having previously reviewed the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and among Claimant and Counterclaim Respondent Mortgage Guaranty Insurance Corporation (“MGIC”) and Respondent and Counterclaim Claimants Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A. (“BANA”) (in its capacity as master servicer or servicer) (the “CHL Settlement Agreement”), and the Confidential Settlement Agreement and Release, dated April 19, 2013, entered into by and between MGIC and BANA, as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP, on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”) (the “BANA Settlement Agreement;” the CHL Settlement Agreement and the BANA Settlement Agreement are referred to collectively as the “Settlement Agreements”), and GOOD CAUSE APPEARING THEREFOR:

HEREBY ORDERS, ADJUDGES AND DECREES:

1. Based on the joint submission of MGIC, CHL, and BANA and consents obtained on behalf of certain loans, and pursuant to the terms and conditions of the Settlement Agreement(s), which is/are incorporated by reference, all claims in this arbitration related to the loans listed on Exhibit A are dismissed with prejudice as specified in Section 6(e) of the CHL Settlement Agreement.

The Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit A.

All claims in this arbitration related to the loans listed on Exhibit B are dismissed without prejudice; such claims shall be tolled as specified in Section 6(e) of the CHL Settlement Agreement, and shall continue to be tolled for three (3) months after entry of this order, in addition to any other tolling periods that may apply by operation of law.

Upon expiration of the three-month period referenced in Paragraph 3, the Panel shall have no further jurisdiction over claims related to the loans listed on Exhibit B and shall have no further involvement in the above-captioned arbitration.

Each party shall bear its own attorneys’ fees and costs.

IT IS SO ORDERED

Dated: ____________, 2013

Arbitration Panel

Exhibit K

Form of UCC-1 Financing Statement

(Section 2(e)(i))

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME

OR	Mortgage Guaranty Insurance Corporation
1b. INDIVIDUAL'S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

250 East Kilbourn Avenue			Milwaukee	WI	53202	USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Wisconsin	1g. ORGANIZATIONAL ID # if any 29858		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR
2b. INDIVIDUAL'S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID # if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME

OR	Bank of America, N.A.
3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

450 Rockefeller Plaza, 7th Floor	New York	NY	10020-1605	USA

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's right, title and interest in and to any and all disbursements from the MGIC Escrow Account to which Debtor is entitled pursuant to the terms and conditions of the Settlement Agreement or the Escrow Agreement. As used herein:

"MGIC Escrow Account" means the escrow account established pursuant to Section 2 (c) of the Settlement Agreement into which Debtor will deposit certain sums as set forth in the Settlement Agreement.

"Settlement Agreement" means that certain Confidential Settlement Agreement and Release made as of April 5, 2013 by and between Debtor and Bank of America, N.A. (as successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank.

"Escrow Agreement" means that certain Escrow Agreement dated as of April 5, 2013 by and between Debtor, Bank of America, N.A. (as successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank, and U.S. Bank National Association as escrow agent.

5. ALTERNATIVE DESIGNATION [if applicable]:	☐	LESSEE/LESSOR	☐	CONSIGNEE/CONSIGNOR	☐	BAILEE/BAILOR	☐	SELLER/BUYER	☐	AG. LIEN	☐	NON-UCC FILING

6.	☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐	All Debtors	☐	Debtor 1	☐	Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Wisconsin Department of Financial Institutions

FILING OFFICE COPY - UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit M

Form of Bank of America Share Report

Bank of America Share Report - Exhibit M

Class 1 GSE Claims Paid During Period of _________________
MGIC Certificate Number	Recon ID	Servicer Loan Number	Payee Name	Loss	Settlement Percentage Claim Payment $	Claim Payment Date	Bank of America Share or Reduced Amount $

Exhibit N

Illustrative Settlement Percentage Claim Payment Calculations

Bank of America - MGIC Settlement Agreement
Illustrative Settlement Percentage Claim Payment Calculations*

	Percentage Guaranty Option (30%)		Pre-Claim Sale Option		Property Acquisition Settlement Option
	Standard	Settlement Percentage Claim Payment	Standard	Settlement Percentage Claim Payment	Standard	Settlement Percentage Claim Payment

Unpaid Principal Balance	200,000	200,000	200,000	200,000	200,000	200,000
Interest	10,000	10,000	10,000	10,000	10,000	10,000
Expenses	10,000	10,000	10,000	10,000	10,000	10,000
Interest Since Claim Filing					1,000	1,000
Adjusted Claim Amount (After corrections and curtailments)	220,000	220,000	220,000	220,000	221,000	221,000
Less: Net Sales Proceeds			(180,000)	(180,000)
Plus: Interest to sale closing			10,000	10,000
Plus: Post Claim Expenses					5,000	5,000
Claim Benefit Amount	66,000	66,000	50,000	50,000	226,000	226,000
Settlement Percentage (%) **		[***]		[***]		[***]
Settlement Percentage Reduction		[***]		[***]		[***]
Settlement Percentage Claim Payment		[***]		[***]		[***]

*	Examples show the most common amounts included on a claim.
**	Examples show only the GSE/HFI Settlement Percentage.